UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Sterling Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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To Our Shareholders:
You are cordially invited to attend the 2022 annual meeting of shareholders (the “Annual Meeting”) of Sterling Bancorp, Inc. (“Sterling”), which will be held virtually on Thursday, May 19, 2022, at 1:00 p.m., Eastern Time. There is no physical location for the Annual Meeting.
The attached Notice of Annual Meeting and the attached Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of Sterling, as well as a representative of Crowe LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be Sterling’s independent registered public accounting firm for the fiscal year ending December 31, 2022, will be present at the Annual Meeting to respond to appropriate questions.
Please complete, sign, date and return the accompanying proxy card promptly or, if you prefer, vote by using the telephone or Internet, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but it will assure that your vote is counted if you are unable to attend the meeting. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of appropriate documentation include a broker’s statement, letter or other document confirming your ownership of shares of Sterling common stock.
On behalf of the Board of Directors and the employees of Sterling, we thank you for your continued support and hope that you can attend the Annual Meeting.
Sincerely,

Thomas M. O’Brien
Chairman, President and Chief Executive Officer

One Towne Square, Suite 1900
Southfield, Michigan 48076
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2022
NOTICE IS HEREBY GIVEN that the 2022 annual meeting of shareholders (the “Annual Meeting”) of Sterling Bancorp, Inc., a Michigan corporation (the “Company”), will be held virtually on Thursday, May 19, 2022, at www.virtualshareholdermeeting.com/SBT2022, at 1:00 p.m., Eastern Time. There is no physical location for the Annual Meeting. To attend the Annual Meeting virtually, you will need to have your 16-digit control number that is included on your proxy card. You will not be able to physically attend the meeting in person. The agenda for the Annual Meeting is as follows:
1.	To elect as directors the nominees named in the accompanying proxy statement;
2.	To approve the compensation of our named executive officers for 2021 (an advisory, non-binding “Say on Pay” vote);
3.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;
4.	To approve an amendment of the Articles of Incorporation of the Company (the “Articles Amendment”), to end the staggered terms of the Board of Directors; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, all in accordance with the accompanying proxy statement.
The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR each of the director nominees named in the accompanying proxy statement, FOR the advisory, non-binding approval of the compensation of our named executive officers for 2021, FOR the ratification of the appointment of Crowe LLP, and FOR the approval of the Articles Amendment.
The Board of Directors has fixed March 25, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. We are pleased to utilize the virtual shareholder meeting technology (i) to provide ready access and cost savings for our shareholders and the Company and (ii) to promote social distancing pursuant to guidance provided by the Centers for Disease Control and Prevention and the U.S. Securities and Exchange Commission due to the COVID-19 pandemic. The virtual meeting format allows attendance from any location in the world.
We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting. Please read it carefully.
If you have questions or comments, please direct them to Sterling Bancorp, Inc., One Towne Square, Suite 1900, Southfield, MI 48076, Attention: General Counsel and Corporate Secretary.
By order of the Board of Directors

Colleen Kimmel
Executive Vice President, General Counsel and Corporate Secretary

Your vote is important. You may vote your shares electronically via the Internet, by using the telephone or, if you prefer the paper copy, please date and sign the accompanying proxy card, indicate your choice with respect to the matters to be voted upon and return it promptly in the accompanying envelope. Note that if your stock is held in more than one name, all owners must sign the proxy card.
Dated:   April 8, 2022

One Towne Square, Suite 1900
Southfield, Michigan 48076
STERLING BANCORP, INC.
2022 PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION
This proxy statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Sterling Bancorp, Inc., a Michigan corporation (the “Company”), to be voted at the 2022 annual meeting of shareholders of the Company (the “Annual Meeting”) to be held virtually on Thursday, May 19, 2022, at www.virtualshareholdermeeting.com/SBT2022, at 1:00 p.m., Eastern Time, for the purposes set forth in this proxy statement.
The Board of Directors has fixed the close of business on March 25, 2022 (the “Record Date”), as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. This proxy statement is being mailed on or about April 8, 2022, to all holders of record of common stock of the Company as of the close of business on the Record Date. This proxy statement and our 2021 annual report (the “2021 Annual Report”) are also available electronically at investors.sterlingbank.com. As of the Record Date, there were 50,208,349 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one (1) vote on each matter properly brought before the Annual Meeting.
If the accompanying proxy card is properly executed and returned to the Company, the shares represented by the proxy card will be voted on each matter that properly arises at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Every properly executed proxy card that is received by the Company prior to the closing of the polls at the Annual Meeting will be voted in accordance with the instructions contained therein unless otherwise revoked. Properly executed but unmarked proxy cards received by the Company prior to the closing of the polls at the Annual Meeting, unless otherwise revoked, will be voted FOR each of the director nominees named in this proxy statement, FOR the advisory, non-binding approval of the compensation of our named executive officers for 2021, FOR the ratification of the appointment of Crowe LLP and FOR the approval of an amendment of the Articles of Incorporation of the Company (the “Articles Amendment”). If any other business should properly come before the meeting, all properly executed proxies will be voted on such other matters as directed by the Board.
A proxy may be revoked before it is voted at the Annual Meeting by notifying the General Counsel and Corporate Secretary of the Company in writing or at the Annual Meeting prior to the closing of the polls, by submitting a duly executed proxy (including a proxy given over the Internet or by telephone) bearing a later date or by attending the Annual Meeting and voting electronically. All shareholders are encouraged to date and sign the accompanying proxy card, indicate a choice with respect to the matters to be voted upon and return it to the Company.
You will be able to attend the Annual Meeting, vote and submit your questions in advance of and in real-time during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/SBT2022. To participate in the meeting, you must have your 16-digit control number that is shown on your proxy card. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. You should log on to the meeting site at least fifteen minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. We anticipate holding a question-and-answer session following the formal business portion of the meeting, during which shareholders may submit questions to us through the voting site. You will not be able to physically attend the Annual Meeting in person.
Voting via the Internet, Telephone or by Mail
Registered Holders
If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare), then you may vote either electronically at the virtual Annual Meeting using your 16-digit control number (included on your proxy card) or by proxy. If you decide to vote by proxy, you may vote via the Internet, by using the telephone or by mail and your shares will be voted at the Annual Meeting in the manner you direct. For those shareholders who wish to vote by mail, such shareholders can complete, sign and return the accompanying proxy card in the prepaid and addressed envelope that accompanied the proxy materials. Internet and telephone voting for shareholders of record will close at 11:59 p.m., Eastern Time, on May 18, 2022. Further instructions for voting via the Internet and telephone are set forth on the accompanying proxy card. Registered holders will be entitled to one (1) vote for each share held of record as of the record date for all matters.

Beneficial Holders
If you are a beneficial owner of shares held in “street name,” you may vote electronically at the Annual Meeting using the 16-digit control number included on your proxy card. Alternatively, you may provide instructions to the nominee that holds your shares to vote by completing, signing and returning the voting instruction form that the nominee provides to you, by using telephone or Internet voting arrangements described on the voting instruction form or other materials that the nominee provides to you or by following any other procedures that the nominee communicates to you.
Quorum, Required Vote, and Related Matters
Quorum. A quorum is present if the number of shares entitled to cast a majority of the votes on a proposal is represented at the Annual Meeting by proxy or in person (by electronic participation). Abstentions and broker non-votes will be counted as present only for the purpose of determining whether a quorum is present.
“Street Name” Accounts. If you hold shares in “street name” with a broker, bank or other custodian, you will receive voting instructions from the holder of record of your shares. In some cases, a broker may be able to vote your shares even if you provide no instructions. However, certain regulations prohibit your broker, bank or other nominee from voting uninstructed shares on a discretionary basis for Proposal Nos. 1, 2 and 4 at the Annual Meeting. Shares for which a broker does not have the authority to vote are recorded as “broker non-votes” and are not counted in the vote by shareholders. Thus, if you hold your shares in street name and you do not instruct your broker on how to vote at the Annual Meeting, votes may not be cast on your behalf for Proposal Nos. 1, 2 and 4.
Proposal No. 1 – Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a “plurality” means that the individuals receiving the largest number of votes are elected as directors. You may vote in favor of the nominees specified on the accompanying proxy card or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote or otherwise) will have no effect on the election of directors.
Proposal No. 2 – Advisory, Non-Binding Vote to Approve the Compensation of our Named Executive Officers for 2021. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote will be considered our shareholders’ approval of the advisory, non-binding resolution approving the compensation of our named executive officers for 2021. Shares withheld or not otherwise voted with respect to this proposal (because of abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the vote on this proposal.
Proposal No. 3 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote is required for ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2022. Shares withheld or otherwise not voted with respect to this proposal (because of abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the vote on this proposal.
Proposal No. 4 – Approval of Amendment of Articles of Incorporation. The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of the Articles Amendment. Shares withheld or not otherwise voted with respect to this proposal (because of abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the vote on this proposal.
Although the vote on Proposal No. 2 is not binding on the Company, the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”) will take your vote on this proposal into consideration when determining the compensation of our named executive officers. Although the vote on Proposal No. 3 is not binding on the Company, the Audit Committee of the Board of Directors will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
We are presenting at this meeting a proposed amendment of the Articles of Incorporation of the Company (the “Articles Amendment”) to end the staggered terms of the Board of Directors. This will allow shareholders to vote on the election of the entire Board of Directors on an annual basis, beginning with the Annual Meeting. See “Proposal No. 4—Approval of Amendment of Articles of Incorporation.” Assuming the proposal is approved by the shareholders by the requisite vote, the following nine (9) directors have been nominated for election to the Board of Directors at the Annual Meeting, each to hold office for a term expiring at the next annual meeting and until his or her successor is duly elected and qualified or his or her earlier resignation or removal:
Michael Donahue	Steven Gallotta	Peggy Daitch
Thomas M. O’Brien	Denny Kim	Tracey Dedrick
Benjamin Wineman	Eboh Okorie	Lyle Wolberg
In addition, assuming the Articles Amendment is approved by the shareholders, Ms. Sandra Seligman’s term as a director of the Company will expire at the Annual Meeting. Ms. Seligman has not elected to serve out the remainder of her term as a director in accordance with the Articles Amendment, and she has not been nominated for reelection. Mr. Meltzer’s term as a director of the Company will expire at the Annual Meeting, and he has not been nominated for reelection.
Unless otherwise directed, the persons named as proxies in the accompanying proxy card will vote for the election of the foregoing nominees. All nominees are currently directors of the Company. In the event that any of the nominees becomes unavailable, which is not anticipated, the Board of Directors, in its discretion, may reduce the number of directors or designate substitute nominees, in which event all properly executed proxies will be voted for such substitute nominees. Proxies cannot be voted for a greater number of directors than the number of nominees named.
In the event the Articles Amendment is not approved by the shareholders, then the remaining directors whose terms expire at the Annual Meeting have been nominated for election to the Board of Directors at the Annual Meeting for the following terms: Messrs. O’Brien, Wineman and Donahue for a three-year term expiring in 2025, and Mr. Okorie for a two-year term expiring in 2024. In this circumstance, Ms. Seligman’s term as a director of the Company will continue until the 2023 annual meeting. Regardless of the outcome of the vote on the Articles Amendment, Mr. Meltzer’s term as a director of the Company will expire at the Annual Meeting.
Accordingly, in the event the Articles Amendment is not approved by the shareholders and the nominees whose terms otherwise expire at the Annual Meeting are elected at the Annual Meeting, the Board will remain divided into three (3) classes of nearly equal size with staggered three-year terms of office as follows:
Term Expiring in 2023	Term Expiring in 2024	Term Expiring in 2025
Steven Gallotta	Peggy Daitch	Thomas M. O’Brien
Denny Kim	Tracey Dedrick	Benjamin Wineman
Sandra Seligman	Lyle Wolberg	Michael Donahue
Eboh Okorie
Unless otherwise directed, the persons named as proxies in the accompanying proxy card will vote for the election of each of the individuals nominated by the Board. All nominees are currently directors of the Company. In the event that any of the nominees becomes unavailable, which is not anticipated, the Board of Directors, in its discretion, may reduce the number of directors or designate substitute nominees, in which event all properly executed proxies will be voted for such substitute nominees. Proxies cannot be voted for a greater number of directors than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF THE DIRECTOR
NOMINEES
Information about Directors and Nominees
The Company believes that the Board of Directors as a whole should encompass a range of talent, skill, diversity and expertise that enables the Board of Directors to provide sound guidance with respect to the Company’s operations and interests. The following information has been furnished to the Company by the respective directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five (5) years.
Nominees Standing for Election
Thomas M. O’Brien, Chairman, President and Chief Executive Officer. Mr. O’Brien has served as Chairman, President and Chief Executive Officer of the Company and Sterling Bank and Trust, F.S.B. (the “Bank”) since June 2020. Prior to his appointment, Mr. O’Brien provided consulting services to the Bank beginning in March 2020. Mr. O’Brien is an accomplished leader in the financial services industry with over 45 years of industry experience. Most recently, he served as Vice Chairman of New York City-based Emigrant Bancorp, Inc. and Emigrant Bank from October 2018 to March 2020. Mr. O’Brien served as president, chief executive officer and on the boards of Sun Bancorp, Inc. and Sun National Bank from April 2014 to February 2018. Mr. O’Brien previously served on the boards of BankUnited, Inc. and BankUnited, NA from May 2012 to April 2014. Prior to that, Mr. O’Brien served as president, chief executive officer and a director of State Bank of Long Island and State Bancorp, Inc. from November 2006 to January 2012. From 2000 to 2006, Mr. O’Brien was president and chief executive officer of Atlantic Bank of New York and, following the acquisition of Atlantic Bank of New York by New York Commercial Bank, continued to serve as president and chief executive officer during the post-closing transition. From 1996 to 2000, Mr. O’Brien was vice chairman and a board member of North Fork Bank and North Fork Bancorporation, Inc. Mr. O’Brien began his career at North Side Savings Bank in 1977, where he worked until 1996, becoming chairman, president and chief executive officer in 1985. Mr. O’Brien served as a director of the Federal Home Loan Bank (the “FHLB”) of New York from 2008 to 2012 and served as chairman of the New York Bankers Association in 2007. Mr. O’Brien is currently trustee and chairman of the board of Prudential Insurance Company of America $200 Billion Annuity Fund Complex, and vice-chairman of the board and chairman of the finance committee of ArchCare and Catholic Healthcare Foundation for the Archdiocese of New York. Mr. O’Brien received a B.A. in Political Science from Niagara University in 1972 and an M.B.A. from Iona College in 1982.
Our Board of Directors believes that Mr. O’Brien should serve as a director because of his extensive management experience in the banking industry.
Benjamin J. Wineman, Director. Mr. Wineman has served as a member of our Board of Directors since 2013. Mr. Wineman has 22 years of extensive commercial real estate and financial experience. Currently, Mr. Wineman is a Principal and Managing Broker at Mid-America Real Estate Corporation, where he has worked since July 2001. Mid-America is based in Chicago, Illinois, and is one of the companies within Mid-America Real Estate Group, a midwestern full-service retail real estate organization with offices in Chicago, Detroit, Milwaukee, and Minneapolis. Mr. Wineman co-leads Mid-America’s Retail Investment Sales Group, focusing specifically on the disposition of shopping centers and retail properties throughout the greater Midwest region for institutional, REIT, and private owners. Prior to employment with Mid-America, Mr. Wineman worked at LaSalle Investment Management as a Financial Analyst in the Private Equity Acquisitions Group, where he was responsible for the valuation, due diligence, and closing of commercial real estate transactions on behalf of its institutional pension fund clients from 1998 to 2001. Within the International Council of Shopping Centers, he is a member of the Illinois State Committee and the Government Relations National Economic Policy Sub-Committee. Within the community, Mr. Wineman is a member of the Executive Committee of the Harold E. Eisenberg Foundation and is a sustaining member of the Ravinia Festival Associates Board (having served as board President from 2017-2019). Mr. Wineman graduated from DePauw University in 1998 with a Bachelor of Arts Degree.
Our Board of Directors believes that Mr. Wineman should serve as a director because of his extensive commercial real estate and financial experience.

Steven Gallotta, Director. Mr. Gallotta has served as a member of our Board of Directors since 2020. Mr. Gallotta brings over 35 years of financial reporting and assurance experience in the financial services industry to the Board of Directors. Mr. Gallotta spent the majority of his career at KPMG, from 1975 until his mandatory retirement from the firm in 2013. He became an audit partner in the New York Financial Services Practice of KPMG in 1986, serving all types of financial institutions, including depository institutions. During this time, Mr. Gallotta also served as an Advisory partner in KPMG’s Office of General Counsel. Since 2016, Mr. Gallotta has served on the board of directors of St. Patrick’s Home for the Aged and Infirm, a non-compensated role, in the Bronx, New York. Mr. Gallotta has been a certified public accountant licensed in New York since 1979. He obtained his Bachelor of Business Administration from Iona College.
Our Board of Directors believes that Mr. Gallotta should serve as a director because of his extensive experience in the business and financial world, as well as his particular expertise in U.S. Securities and Exchange Commission (the “SEC”) matters and accounting and management issues.
Denny Kim, Director. Mr. Kim has served as a member of our Board of Directors since 2020. Mr. Kim brings over 15 years of financial experience to the Board of Directors. Mr. Kim is the Managing Principal of 7911 Partners, a private investment and advisory firm he founded in 2019. Previously, Mr. Kim was a senior investment professional and Investment Committee Member at WL Ross & Co., a private equity firm founded by former U.S. Commerce Secretary Wilbur L. Ross, where he specialized in financial services investments from 2010-2018. Prior to WL Ross & Co., Mr. Kim worked at J.C. Flowers & Co., a private equity firm dedicated to investing globally in the financial services industry. Mr. Kim began his career at Credit Suisse First Boston’s Investment Banking Division, where he advised on mergers, acquisitions and capital raising initiatives for financial institutions. Mr. Kim previously served as a member of the board of directors of Talmer Bancorp, Inc., a board observer at Sun Bancorp, Inc. and Advisor at Gemspring Capital. Mr. Kim earned a Bachelor of Arts degree from Northwestern University and an MBA from Tuck School of Business at Dartmouth.
Our Board of Directors believes that Mr. Kim should serve as a director because of his extensive experience in the business world, as well as his particular expertise in advisory and investment services.
Peggy Daitch, Director. Ms. Daitch has served as a member of our Board of Directors since December 2019. Ms. Daitch brings over 40 years of experience as a highly respected and recognized advertising and marketing executive, innovative thinker and community leader. After leaving General Motors’ largest advertising agency (D’Arcy Masius Benton & Bowles) as a Vice President, she spent the majority of her career with Condé Nast (1987–2008), where she was a Vice President and the leader of Detroit’s Condé Nast office representing, at its peak, 29 of America’s most celebrated magazine titles and websites including Vogue, Vanity Fair, The New Yorker, Golf Digest, Architectural Digest, Wired, Bon Appetit, epicurious.com and wired.com. She has also represented titles from Hearst Corporation, National Geographic and other leading media companies. After retiring from advertising in 2016, Ms. Daitch pivoted to a new role at Strategic Philanthropy, Ltd., stewarding the 20-year philanthropic advisory firm’s growth in Michigan where she is an ongoing consultant. Immediately prior to this position, Ms. Daitch served as a Partner of Aperture Media Group from 2010 to 2016. Ms. Daitch was the first woman to be president of the Adcraft Club of Detroit, the world’s largest advertising club. She has been honored with The Advertising Woman of the Year Award and has been inducted into the Adcraft Hall of Fame. She serves on the Board of Governors of Cranbrook Academy of Art and Museum where she is a member of the Executive Committee. She is a past president of Hebrew Free Loan of Metropolitan Detroit and has held board positions with the Jewish Federation of Metropolitan Detroit, Franklin Hills Country Club, the Detroit Institute of Arts Founders Junior Council, the Michigan Arts Foundation, CATCH, Jewish Ensemble Theater and others. Ms. Daitch is a graduate of the University of Michigan.
Our Board of Directors believes that Ms. Daitch should serve as a director because of her experience as an executive and her highly respected reputation as an innovative thinker and leader.
Tracey Dedrick, Director. Ms. Dedrick has served as a member of our Board of Directors since 2020. Ms. Dedrick brings over 40 years of experience in the financial services industry to the Board. She is a former Executive Vice President and Head of Enterprise Risk Management for Santander Holdings U.S., where she was responsible for enterprise risk, operational risk and market risk for the Americas from September 2016 until her retirement in 2017. Prior to that role, Ms. Dedrick was Executive Vice President and Chief Risk Officer at Hudson City Bancorp from July 2011 until November 2015 and served with its successor, M&T Bank, from November 2015 to February 2016. From January 2010 to February 2011, Ms. Dedrick served as the Treasurer of PineBridge Investments, an asset management company with $83 billion in assets under management. Prior to this, Ms. Dedrick was employed by MetLife, the largest insurance provider in the United States, where she served as Vice President and Assistant Treasurer from June 2001 until July 2004, Vice President and Head of Investor Relations from July 2004 until July 2007 and then served as the Senior Vice President and Head of Market Risk from July 2007 until September 2009. Ms. Dedrick currently serves on the board of directors of First BanCorp., where she is also the Chair of First Bancorp.’s Risk Committee. Additionally, Ms. Dedrick currently serves as the Chair and a board member of the Information Systems Audit and Control Association (“ISACA”). As a board member of ISACA, Ms. Dedrick is a member of ISACA’s Risk and Technology Committee and Compensation Committee as well as the Chair of its Executive Committee. Ms. Dedrick recently served as a board member of Fieldpoint Private, a private wealth management firm. Ms. Dedrick obtained her Bachelor of Arts in Economics from the University of Minnesota—Twin Cities.
Our Board of Directors believes that Ms. Dedrick should serve as a director because of her relevant experience in the financial services industry, particularly in enterprise risk management and treasury functions.
Lyle Wolberg, Director. Mr. Wolberg has served as a member of our Board of Directors since 2017. He is one of the founding partners of Telemus Capital Partners, a financial advisory firm he co-founded in 2005. Mr. Wolberg was a former Financial Advisor at Merrill Lynch from 1994 to 1997 and Senior Vice President-Investments at UBS Financial Services from 1999 to 2005. Mr. Wolberg has more than 20 years of industry experience across all facets of financial wealth planning and investment management. He is a certified financial planner. He serves on the boards of The Children’s Foundation and First Tee of Greater Detroit, and is Past President and Co-Founder of the Berkley Educational Foundation. Mr. Wolberg has a B.B.A. in finance from the University of Michigan.
Our Board of Directors believes that Mr. Wolberg should serve as a director because of his extensive experience in the financial and wealth management industries.
Michael Donahue, Director. Mr. Donahue was elected to our Board of Directors in March, 2022. Mr. Donahue brings to the Board of Directors a wealth of legal and banking experience in the financial services industry. Mr. Donahue is a former Global Head of Securitization for BNP Paribas, arranging short- and long-term financing, both on and off balance sheet, for corporate and bank clients through the commercial paper and debt capital markets with teams based in New York, London, Paris, Milan, and Tokyo. Prior to joining BNP Paribas, Mr. Donahue was a Senior Managing Director for Merrill Lynch in London where he co-head the group charged with executing all transactions involving structured debt and collateralized loan/bond/debt obligations. Before that, Mr. Donahue was a Director and Deputy Head of Deutsche Bank AG’s European Securitization Group, a practice he co-founded and helped grow into the leading securitization group in Europe with an emphasis on regulatory capital relief. Before joining Deutsche Bank, Mr. Donahue was an associate in Lehman Brothers’ Mortgage Finance Group. Mr. Donahue began his Wall Street career as an associate attorney in the capital markets practice at the law firm of Cadwalader, Wickersham and Taft. Since leaving BNP Paribas in 2005, Mr. Donahue has focused on his personal investments including most recently the growing of a portfolio of renovated single-family homes for rent subsidized tenants in Chicago. Mr. Donahue has a B.S. in business management from the University of Maryland and a J.D. from Cornell Law School and is admitted to the New York Bar.
Our Board of Directors believes that Mr. Donahue should serve as a director because of his extensive experience in the financial and banking industries.
Eboh Okorie, Director. Mr. Okorie was elected to our Board of Directors in March, 2022. Mr. Okorie brings over 30 years of experience in the financial services industry to the Board. Mr. Okorie serves as President and CEO of Windy Hill Capital, a financial consulting firm providing expertise in the areas of financial and banking regulatory compliance, risk management, and financial instrument analysis. Mr. Okorie has also served as commissioner of town planning and infrastructural Development in Abia State, Nigeria. He also served as a Commissioner for Lands and Survey also in Abia State, Nigeria from 2013 to 2015. Mr. Okorie was a member of the board/governing council of the Nigerian Investment Promotion Commission (“NIPC”) in Abuja, Nigeria from 2013 to 2016. The NIPC is responsible for promoting and coordinating investment, including foreign direct investments in the Nigerian economy. Prior to these roles, Mr. Okorie served as Vice President and director of compliance risk at Atlantic Bank of New York from 2001 to 2007 and as Vice President and director of compliance at North Side Savings Bank from 1994 to 1996. Mr. Okorie also has experience as Senior Examiner/Regulator for the Federal Reserve Bank, the Office of Thrift Supervision, and the Federal Home Loan Bank of New York and Topeka, Kansas. Mr. Okorie has a B.A. and M.B.A. from the University of Kansas.

Our Board of Directors believes that Mr. Okorie should serve as a director because of his extensive experience in bank regulatory compliance.
Other Current Directors
Seth Meltzer, Director. Mr. Meltzer has served as a member of our Board of Directors since 2000. Mr. Meltzer was previously President, CEO and a director of the Seligman Group, a family-owned real estate and investment company. Mr. Meltzer has also worked for various subsidiaries of the Seligman Group. Prior to joining the Seligman Group, Mr. Meltzer interned at Sterling Bank and Trust, F.S.B. In 1998, Mr. Meltzer began work for Seligman & Associates, Inc. as its Vice President until his promotion to President. Mr. Meltzer led the Bank’s initial development of online banking from 1998–2001. He has since run the Seligman Group’s management affiliate (Seligman Western Enterprises, Ltd.) from 2005 to 2018. He has a BS in Finance from the University of Arizona. Mr. Meltzer’s mother, Sandra Seligman, is also a member of our Board of Directors, and his uncle, Scott J. Seligman, is the Company’s founder. Currently, Mr. Meltzer oversees investments for his family and sits on the board of several foundations, including the Sandra Seligman Family Foundation. Mr. Meltzer is currently on the board of governors for Cranbrook Schools.
Sandra Seligman, Director. Ms. Seligman has served as a member of our Board of Directors since its inception in 1984. Ms. Seligman is a philanthropist, actively dedicating her professional time and expertise to the charitable communities of Greater Detroit, Miami, and New York City. Through the Seligman Family Foundation, Ms. Seligman contributes to the Mount Sinai Medical Center in Florida, the University of San Francisco Medical Center in California, the Beaumont Health System, and Wayne State University Medical School in Michigan. Ms. Seligman is also a director of The Wolfsonian-Florida International University, the Museum of Contemporary Art of Detroit, the Detroit Institute of Arts, and the Jewish Women’s Foundation of the Jewish Federation of Detroit. She has a BS from Michigan State University. Ms. Seligman’s brother, Scott J. Seligman, is the Company’s founder and her son, Seth Meltzer, is also a director.
Legal Proceedings
The Bank is currently under formal investigation by the Office of the Comptroller of the Currency (the “OCC”) relating primarily to certain aspects of its Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) compliance program as well as the Bank’s credit administration, including its Advantage Loan Program. The Bank also has received grand jury subpoenas from the Department of Justice (the “DOJ”) beginning in 2020 requesting the production of documents and information in connection with an investigation that is focused on the Bank’s Advantage Loan Program and related issues, including residential lending practices and public disclosures about that program contained in the Company’s filings with the SEC. In addition, the Company is responding to a formal investigation initiated by the SEC that appears to be focused on accounting, financial reporting and disclosure matters, as well as the Company’s internal controls, related to the Advantage Loan Program. The Bank also continues to be subject to a publicly available formal agreement with the OCC (the “OCC Agreement”), relating primarily to certain aspects of the Bank’s BSA/AML compliance program and credit administration. The OCC Agreement requires the Bank to: (i) establish a compliance committee to monitor and oversee the Bank’s compliance with the provisions of OCC Agreement; (ii) develop a revised customer due diligence and enhanced due diligence program; (iii) develop a revised suspicious activity monitoring program; (iv) engage an independent, third-party consultant to review and provide a written report on the Bank’s suspicious activity monitoring; (v) develop revised policies and procedures to ensure effective BSA/AML model risk management for the Bank’s automated suspicious activity monitoring system, which must be validated by a qualified, independent third party; (vi) ensure that the Bank’s BSA Department maintains sufficient personnel; and (vii) develop revised policies and procedures to ensure effective controls over loan underwriting. The OCC Agreement was entered into in June of 2019, and the following current directors, acting as directors at that time, signed the OCC Agreement in such capacity: Mr. Meltzer, Ms. Seligman, Mr. Wineman and Mr. Wolberg.

Board of Directors Meetings
All directors are expected to attend all meetings of the Board of Directors and of the Board of Directors committees on which they serve. The Board of Directors met ten (10) times during 2021. In 2021, all directors attended more than seventy-five percent (75%) of the aggregate number of all meetings of the Board of Directors and the committees on which he or she served. The Company’s independent directors routinely meet in executive session without management present.
Board of Directors Committee Membership
Current membership of the standing committees of the Board of Directors are shown in the table below.
Name	Age	Position(s) With the Company	Nominating & Corporate Governance	Executive Compensation	Audit	Risk	Ethics & Compliance
Mr. O’Brien	71	Chairman, President and Chief Executive Officer
Ms. Daitch	75	Director	Member	Member			Chairperson
Ms. Dedrick	65	Director				Chairperson	Member
Mr. Gallotta	68	Director			Chairperson	Member
Mr. Kim	42	Director	Member	Member		Member	Member
Mr. Meltzer	46	Director
Ms. Seligman	75	Director
Mr. Wineman	46	Director	Chairperson		Member
Mr. Wolberg	52	Director		Chairperson	Member
Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit and risk management function and independent auditors. Among other things, the Audit Committee:
•	appoints, evaluates and determines the compensation of our independent auditors;
•	meets with our independent auditors and management to review the scope of each annual audit and audit procedures to be utilized;
•
reviews and discusses with the Chief Financial Officer, the Controller and other appropriate members of management and the independent auditors the Company’s consolidated annual audited financial statements and related notes;

•
reviews with management annual and quarterly earnings press releases and related Current Report on Form 8-K filed to report material non-public information regarding the Company’s results of operations or financial condition for each annual or quarterly fiscal period;

•
investigates and, if necessary, retains outside experts with respect to any complaints or concerns regarding accounting, internal accounting controls or auditing matters that are brought to the attention of the Audit Committee;

•
reviews and approves all transactions between the Company and related persons which are required to be reported under applicable SEC regulations and any other potential conflict of interest situations on an ongoing basis, and develops policies and procedures for the Audit Committee’s approval of related party transactions; and

•	evaluates the Audit Committee’s and individual members’ performance and effectiveness.
The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and the Nasdaq Capital Market (“Nasdaq”) for audit committees. Steven Gallotta serves as the Company’s “audit committee financial expert” as such term is defined in applicable SEC regulations.

The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The Audit Committee amended and restated its charter in 2021, in connection with various corporate governance enhancements undertaken by the Company. See “Corporate Governance—Corporate Governance Enhancements”. The revised charter is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview. The Audit Committee held seven (7) meetings in 2021.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. Among other things, the Nominating Committee:
•	develops and recommends to the Board of Directors criteria for the selection of candidates for election as directors;
•
when required or advisable, leads the search for individuals qualified to serve on the Board of Directors, including appropriate consideration of candidates recommended by shareholders, management and directors;

•
recommends to the Board of Directors a slate of persons to be considered as nominees of the Board of Directors for election to the Board of Directors and for whom the Board of Directors will solicit proxies;

•
periodically reviews and makes recommendations to the Board of Directors on the Board of Director policies and practices relating to corporate governance, independence of directors, stock ownership of directors, attendance, conflicts of interest, ethics, and business conduct; and

•	determines, reviews and oversees policies and procedures to facilitate and review shareholder communications to the Board of Directors.
When evaluating nominees for director, the Nominating Committee considers the skills a nominee could offer the Company, as well as business experience, how the nominee fits into the Company’s core values, professional and personal integrity, policy-making experience and strategic planning skills, among other traits.
The Nominating Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The Nominating Committee amended and restated its charter in 2021, in connection with various corporate governance enhancements undertaken by the Company. See “Corporate Governance—Corporate Governance Enhancements”. The revised charter is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview. The Nominating Committee held two (2) meetings in 2021. We have determined that all members of our Nominating Committee are considered “independent” under applicable SEC and Nasdaq listing rules.
Executive Compensation Committee
The Executive Compensation Committee (the “Compensation Committee”) is responsible for discharging the Board of Directors’ responsibilities relating to compensation of the executives and directors. Among other things, the Compensation Committee:
•
reviews and approves (or, if deemed appropriate, makes recommendations to the Board of Directors regarding) corporate performance goals and objectives which are relevant to the compensation of the Company’s executive officers and applicable employees;

•
evaluates and approves (or, if deemed appropriate, makes recommendations to the Board of Directors regarding) the Company’s compensation plans, programs and policies, as well as the modification or termination of existing plans and programs;

•
reviews the Company’s compensation policies and practices for all employees regarding whether any risks arising from the Company’s compensation practices, policies and programs are reasonably likely to have a material adverse effect on the Company; and

•	reviews and oversees, in conjunction with the Nominating Committee, succession planning for the Chief Executive Officer and other key management of the Company.

The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The Compensation Committee amended and restated its charter in February 2022, in connection with various corporate governance enhancements undertaken by the Company. See “Corporate Governance—Corporate Governance Enhancements”. The revised charter is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview. The Compensation Committee held five (5) meetings in 2021. We have determined that all members of our Compensation Committee are considered “independent” under applicable SEC and Nasdaq listing rules.
Risk Committee
In 2021, our Board of Directors created a new Risk Committee. The Risk Committee was created for purposes of assisting the Board of Directors in fulfilling its oversight responsibilities with regards to the overall risk management programs of the Company. Among other things, the Risk Committee assists the Board of Directors with regards to the Company’s risk management programs as follows:
•	evaluates the Company’s strategic plan as to the nature and magnitude of potential risk exposures;
•	provides an open and ongoing communication forum between management, third parties, and the Board of Directors to discuss risks and risk management;
•
oversees the risk management practices of the Company in relation to the identification, measurement, monitoring, controlling, and reporting of the Company’s principal business risks as defined within the Company’s enterprise risk management framework;

•	serves as the primary oversight committee for specified risk areas, to include strategic, operational, and regulatory risks; and
•
provides secondary oversight for risk areas allocated to other Board of Directors committees such as credit, financial, and reputational risks, including intersections with the Company’s strategic plan and objectives.

The Risk Committee met for the first time on May 25, 2021, when it adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The Risk Committee amended and restated its charter at a meeting held on November 30, 2021, in connection with various corporate governance enhancements undertaken by the Company. See “Corporate Governance—Corporate Governance Enhancements”. The charter is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview. The Risk Committee held three (3) meetings in 2021.
Ethics and Compliance Committee
In 2021, our Board of Directors created a new Ethics and Compliance Committee. The Ethics and Compliance Committee was appointed as a standing committee to assist the Board of Directors in fulfilling its oversight responsibilities regarding the ethics and compliance program of the Company. The Ethics and Compliance Committee assists as follows:
•	promotes ethical and compliance accountability throughout each level of the Company;
•	provides an open and ongoing communication forum between management, third parties, and the Board of Directors to discuss potential ethical issues and/or emerging trends in ethics; and
•
oversees the implementation and ongoing effectiveness of an ethics and compliance culture through all levels of the Company’s operations in conjunction with the various other Board committees and management.

The Ethics and Compliance Committee met for the first time on April 15, 2021, when it adopted its inaugural charter. The Ethics and Compliance Committee amended and restated its charter in February 2022, in connection with various corporate governance enhancements undertaken by the Company. See “Corporate Governance—Corporate Governance Enhancements”. The revised charter is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview. The Ethics and Compliance Committee held three (3) meetings in 2021.

CORPORATE GOVERNANCE
Board of Directors Leadership Structure
Prior to the independent directors’ approval of the Corporate Governance Guidelines in April 2022, the Board of Directors did not have a policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board of Directors, as the Board believed it was in the best interests of the Company to make that determination based on the then-current position and direction of the Company and membership of the Board of Directors. The Board believed that having the Chief Executive Officer also fulfill the role of Chairperson of the Board was the most effective and efficient structure given the extraordinary legal and regulatory challenges facing the Company. As the Board has added five (5) new independent directors in the past eighteen (18) months and continues to make substantial progress in managing its legal and regulatory challenges, the Board now believes it is in the best interests of the Company to designate a lead independent director when the Chairperson is not an independent director. Under the Company’s Corporate Governance Guidelines, if the Chairperson of the Board is not an independent director, the independent directors will annually select one (1) independent director to serve as the lead independent director (the “Lead Independent Director”), who will act as the liaison between the independent directors and management and between the independent directors and outside advisors, including legal counsel. For further information on the role of the Lead Independent Director, see “—Corporate Governance Enhancements.”
Corporate Governance Enhancements
On January 21, 2022, the Company issued a press release announcing that the Company entered into an agreement in the form of a definitive stipulation of settlement (the “Settlement”) to settle the demand for a derivative action brought by Raymond Cahnman, a purported shareholder of the Company. The Company has made a number of substantial corporate governance enhancements (the “Corporate Governance Enhancements”) during the course of 2021, some of which were pursuant to the Settlement and many of which were either completed prior to receipt of the shareholder demand or during the time the Settlement was negotiated. Many of the Corporate Governance Enhancements, regardless of when implemented, were incorporated into the enhancements required pursuant to the Settlement, which has been posted to our website at investors.sterlingbank.com/corporate-governance/governance-overview. The Corporate Governance Enhancements include, among other things:
•	eliminating the staggered terms of office of the Board of Directors, as provided in the Articles Amendment;
•	establishing a new Risk Committee and Ethics and Compliance Committee;
•	updating the Board of Directors’ committee charters;
•	establishing the position of Lead Independent Director;
•	formalizing the roles of Chief Risk Officer and Chief Compliance Officer;
•	adopting Corporate Governance Guidelines; and
•	updating various Company policies and procedures, including our Code of Business Conduct and Ethics, and Whistleblower Policy.
Our Board of Directors also created a new, management-level Disclosure Committee. The Disclosure Committee assists the Company’s Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility to oversee the accuracy, completeness, and timeliness of the public disclosure made by the Company.
The Company has enhanced its training and compliance program, which is being implemented and supervised by the Company’s Chief Risk Officer and Chief Compliance Officer. Training is mandatory for all directors, officers and employees, and includes function-specific coverage of applicable banking laws and regulations, standard operating procedures, and compliance, as well as standards of business conduct, whistleblower policy, insider trading policies, and manuals or policies concerning legal or ethical standards of conduct to be observed in connection with work performed for the Company.

In connection with the Settlement, the independent directors of the Company adopted Corporate Governance Guidelines to clarify director independence requirements. Pursuant to the Corporate Governance Guidelines, the independent members of the Board of Directors have selected Tracey Dedrick to serve as the Lead Independent Director. The Lead Independent Director has the following roles:
•	presiding at all meetings of the Board where the chairperson is not present and calling meetings of the independent directors, including executive sessions of the independent directors;
•	providing Board leadership where the Company’s CEO is also the chairperson and such role is or is perceived to be in a conflict of interest with the Company;
•	reviewing and approving Board meeting agendas and schedules for each Board meeting;
•	advising the CEO of the information needs of the Board and approving information sent to the Board;
•	chairing the quarterly executive sessions of the independent directors;
•	meeting with the CEO and chairperson to discuss any matters arising from the executive session and reporting the independent directors’ actions and recommendations to the Board; and
•	serving as interim chairperson if the chairperson is unable to continue to serve in such role.
Amendments to Articles of Incorporation and Bylaws
The Board of Directors has approved amendments of the Articles of Incorporation and Bylaws to eliminate the staggered terms of the Company’s directors consistent with the Corporate Governance Enhancements, subject to the approval of the Company’s shareholders. See “Proposal No. 4—Approval of Amendment of Articles of Incorporation”.
Family Relationships
Sandra Seligman is a Director of the Company and the Bank and is the sister of Scott J. Seligman, the Company’s founder. Her son, Seth Meltzer, is also a Director. In 2019, 2020 and 2021, Sandra Seligman did not receive compensation for her service to the Board of Directors or any other compensation from the Company.
Seth Meltzer is a Director of the Company and the Bank and is the son of Sandra Seligman. Mr. Meltzer’s uncle, Scott J. Seligman, is the Company’s founder. In 2019, 2020 and 2021, Mr. Meltzer did not receive compensation for his service to the Board of Directors or any other compensation from the Company.
Communication with Directors; Attendance at Annual Meetings
The Board of Directors invites shareholders to send written communications to the Board of Directors or any director by mail, c/o General Counsel and Corporate Secretary, Sterling Bancorp, Inc., One Towne Square, Suite 1900, Southfield, Michigan 48076. All communications will be compiled by the Company’s General Counsel and Corporate Secretary and submitted to the Board of Directors or the individual director(s) on a regular basis unless such communications are considered, in the reasonable judgment of the General Counsel and Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.
All directors are expected to attend annual meetings of shareholders in person or via teleconference, except in cases of extraordinary circumstances. The Company anticipates that all directors will attend the Annual Meeting.
Code of Business Conduct and Ethics
Our Board of Directors adopted an updated Code of Business Conduct and Ethics (the “Code of Conduct”) in September 2021, which applies to all of our directors, officers and employees. The Ethics and Compliance Committee, with the assistance of the Nominating Committee, is responsible for monitoring compliance with the Code of Conduct, and reports to the Board. The Code of Conduct is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview.

Clawback Policy
The Company adopted policies (together, the “Clawback Policy”) during 2020, which generally provides that the Board of Directors may require current and former officers subject to the reporting requirements of Section 16 of the Exchange Act and other employees eligible to receive incentive compensation (the “Covered Persons”) to reimburse or forfeit excess incentive compensation, including equity awards, received by the Covered Person during the three (3) fiscal years preceding the restatement of the Company’s financial statements in the event that the Company issues such a restatement due to material noncompliance with securities laws, regardless of whether such Covered Person engaged in misconduct or was responsible for or contributed to the circumstances requiring the restatement. In addition, if the Board of Directors determines a Covered Person engaged in acts or omissions which involved intentional misconduct, intentional violations of the Company’s written policies or applicable legal or regulatory requirements or fraud, and which contributed to the circumstances requiring the restatement, the Board of Directors may require the Covered Person to forfeit all of the Covered Person’s incentive compensation received during the three (3) fiscal years preceding the restatement and to reimburse the Company for costs incurred in connection with the restatement. The Clawback Policy also provides that in the event a Covered Person engages in certain detrimental conduct that, in the discretion of the Board of Directors, is likely to cause or has caused material financial, operational or reputational harm to the Company, the Board of Directors may require reimbursement or forfeiture of all of the Covered Person’s incentive compensation received from and after the date on which such conduct occurred. The Board of Directors has discretion to determine the method for recouping any incentive compensation under the Clawback Policy.
Whistleblower Policy
Our Board of Directors adopted a revised Whistleblower Policy in 2021 that is intended to enable employees, customers, vendors, independent contractors, agents, or any other interested party to promptly report good faith complaints or concerns regarding potential or actual violations of applicable laws, regulations or the Company’s policies, including violations of our Code of Conduct. Our senior management, Board of Directors and employees have participated in whistleblower training presentations in connection with our Corporate Governance Enhancements and revised Whistleblower Policy. Our Audit Committee and Ethics and Compliance Committee has oversight over the receipt, retention and treatment of concerns or complaints received by the Company regarding accounting, internal accounting controls, auditing matters, or unethical or illegal behavior. A committee comprised of the Company’s General Counsel, the Chief Risk Officer and the Chief Compliance Officer is responsible for ensuring all whistleblower complaints are appropriately handled. In connection with the Corporate Governance Enhancements, the Board made certain revisions to the Whistleblower Policy, including by adding additional reporting mechanisms and further elaborating on the Company’s prohibition against retaliation against whistleblowers. The updated Whistleblower Policy is available on the Company’s website at investors.sterlingbank.com/corporate-governance/governance-overview.
Anti-Hedging Policy
We have adopted an Insider Trading Policy that prohibits all of our directors, officers and employees, as well as any other person having access to material nonpublic information, from entering into certain forms of hedging or monetization transactions that allow such person to lock in much of the value of his or her stock holdings in exchange for all or part of the potential upside appreciation of the Company’s stock, such as zero-cost collars and forward sale contracts. Such transactions allow such person to continue to own the Company’s stock without the full risks and rewards of ownership, which may cause such person to no longer have the same objectives as the Company or other shareholders. Similarly, our Insider Trading Policy prohibits short sales, standing orders and transactions in publicly traded options. Additionally, a director, officer or employee desiring to hold Company securities in a margin account or pledge Company securities as collateral for a loan must notify the Company’s General Counsel prior to taking such action because a margin sale or foreclosure sale may occur at a time when such person, a pledgor, is aware of nonpublic information or otherwise not permitted to trade in the Company’s stock. Finally, our Insider Trading Policy prohibits the use of derivative securities to separate any financial interest in our Company’s securities from related voting rights and any transaction in the Company’s securities where a reasonable investor would conclude that such transaction is for short-term gain or speculative.
Board of Directors’ Role in Risk Oversight
Our Board of Directors adopts and oversees the implementation of our company-wide risk management framework, which establishes our overall risk appetite and risk management strategy. Risk management refers generally to the activities by which we identify, measure, monitor, evaluate and manage the risks we face in the course of our banking activities. Our enterprise risk management framework seeks to achieve an appropriate balance between risk and return, which is critical to optimizing shareholder value. We have established processes and procedures intended to identify, measure, monitor, report and analyze the types of risk to which we are subject, including compliance, regulatory, liquidity, interest rate, credit, operational, cyber/technological, legal, strategic, financial and reputational risk exposures. However, as with any risk management framework, there are inherent limitations to our risk management strategies as there may exist, or develop in the future, risks that we may not have appropriately anticipated or identified.
Compliance. Our Board of Directors and management team are striving to create a risk-conscious culture that is focused on addressing compliance issues. In response to the OCC Agreement, our Board of Directors established a Compliance Committee, consisting of four (4) independent members of our Board of Directors, to monitor and assure compliance with the OCC Agreement, oversee the completion of an independent review of account and transaction activity to be conducted by a third-party vendor and engage a third party to conduct a model validation for its BSA/AML monitoring software. In addition, on December 9, 2019, the Company announced it had voluntarily suspended its Advantage Loan Program in connection with an internal review of the program (the “Internal Review”). The primary focus of the Internal Review, which has been led by outside legal counsel under the direction of a special committee of independent directors, has involved the origination of residential mortgage loans under the Advantage Loan Program and related matters. The Internal Review has indicated that certain employees engaged in misconduct in connection with the origination of a significant number of such loans. As a result, the Company permanently discontinued the Advantage Loan Program. We also hired a Chief Risk Officer in February 2020 to create, implement, improve and administer the risk management programs for the Company. The Chief Risk Officer is responsible for the Company’s risk governance, further developing and maintaining a risk aware culture and implementing risk decision-making into day-to-day operations. The Chief Risk Officer reports directly to the Risk Committee and to the Company’s Chief Executive Officer.
Culture. Our Board of Directors and its committees play a key role in oversight of our culture, setting the “tone at the top” and holding management accountable for its maintenance of high ethical standards and effective policies and practices. The Company’s core values include community, service, integrity and employees working together. We embrace diversity and inclusion, which we believe fosters creativity, innovation and thought leadership through new ideas and perspectives.

EXECUTIVE OFFICERS
The executive officers of the Company serve at the pleasure of the Board of Directors. In addition to Mr. O’Brien, set forth below are the current executive officers of the Company and a brief explanation of their principal employment during at least the last five (5) years.
Karen Knott, Executive Vice President and Chief Financial Officer, age 48. Ms. Knott has over 20 years of experience in financial operations and accounting roles with financial institutions and was promoted to serve as Executive Vice President and Chief Financial Officer commencing on October 1, 2021. Previously, Ms. Knott served as the Company’s Senior Vice President and Controller since March, 2021. Prior to this role, she served as Assistant Vice President and Controller of the Bank since 2015 and has served in a variety of other financial roles, including Divisional Controller for Commercial Lending and Staff Accountant, since first joining the Bank in 1998. Before joining the Bank, Ms. Knott began her career in customer service and finance positions at Credit Union ONE and CommonPoint Mortgage Co. Ms. Knott received her Bachelor of Business Administration from Grand Valley State University.
Christine Meredith, Executive Vice President and Chief Risk Officer, age 48. Ms. Meredith has served as the Bank’s Chief Risk Officer since 2020. Prior to joining the Bank, Ms. Meredith served in various risk management and regulatory compliance roles, including SVP & Director, Enterprise Risk Management with Columbia Bank from December 2010 to January 2020. Before joining Columbia Bank, Ms. Meredith held various roles working with the Federal Deposit Insurance Corporation from 2009 to 2010, Washington Mutual from 2003 to 2009, and Union Bank of California in 2003. Ms. Meredith received her bachelor’s degree from Georgetown University.
Colleen Kimmel, Executive Vice President, General Counsel and Corporate Secretary, age 41. Ms. Kimmel has served as the Company’s General Counsel since 2016 and joined the Bank as corporate counsel in 2012. Prior to joining the Bank, Ms. Kimmel worked as corporate counsel at First Place Bank from May 2011 to December 2012 and as in-house counsel in the real estate division at Sprint Nextel from August 2010 to 2011. Ms. Kimmel received her bachelor’s degree from Michigan State University and juris doctor from Michigan State University College of Law.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion & Analysis (“CD&A”) sets forth the Company’s executive compensation philosophy, practices and decisions for the fiscal year 2021 for its named executive officers (“NEOs”) listed below and included in the Summary Compensation Table.
Name	Title Held with the Company During 2021
Thomas M. O’Brien	Chairman, President and Chief Executive Officer
Karen Knott(1)	Executive Vice President, Chief Financial Officer and Treasurer
Stephen Huber(2)	Executive Vice President, Chief Financial Officer and Treasurer
Christine Meredith	Executive Vice President and Chief Risk Officer
Colleen Kimmel	Executive Vice President, General Counsel and Corporate Secretary
(1)	Ms. Knott was promoted to EVP, CFO and Treasurer effective October 1, 2021.
(2)	Mr. Huber resigned from all his positions with the Company effective October 1, 2021.
In addition to the CD&A, the compensation and benefits provided to our NEOs in 2021 are set forth below in the Summary Compensation Table and other tables that follow this CD&A, as well as in the footnotes and narrative material that accompany those tables.
Executive Summary
In 2021, we made significant and meaningful progress in our continued goal to remediate the multiple challenges facing us while also returning to profitability. Our principal focus was continuing to manage our outstanding compliance and regulatory issues, government investigations and third-party litigation as well as developing a strong culture of compliance and re-establishing strong credit metrics for potential new lending initiatives.
Some noteworthy milestones involved our work to resolve two major litigations. On April 19, 2021, the Company entered into a final settlement agreement with respect to the class action securities lawsuit, Oklahoma Police Pension and Retirement Systems v. Sterling Bancorp, et al, stemming from our Advantage Loan Program, with the $12.5 million settlement amount for the benefit of our shareholders funded entirely from insurance proceeds. The settlement agreement received final court approval in September 2021. More recently, on January 21, 2022, the Company entered into an agreement to settle the shareholder demand for a derivative action. The settlement agreement provides for certain corporate governance reforms and the payment of legal fees for shareholders’ counsel which will be fully funded by insurance proceeds, but no other monetary payments. The other, perhaps more important benefit, was to regain the costs in time and energy that were lost in dealing with such actions. This settlement remains subject to court approval.
From a regulatory standpoint, the Company continued implementing the items required by the OCC Agreement related to the Bank’s BSA/AML compliance and credit administration. We completed the extensive look-back project pursuant to such agreement. In addition, the Bank completed an IT platform conversion in the third quarter of 2021 as well as an AML monitoring system installation which were instrumental in addressing certain items in the OCC Agreement. While the Bank has made substantial progress in addressing the requirements of the OCC Agreement relating to BSA, some additional actions are required to achieve compliance and the Company will endeavor to bring such outstanding items to a conclusion. In addition, we continue to cooperate with the OCC, DOJ and SEC investigations that are focused on the Bank’s former residential lending practices and the related disclosures of that program in the Company’s securities law filings, which cooperation is at a significant expense to the Company.
The Company continued to explore exiting branches outside its primary locations and aggressively resolving problem loans. For example, the Company closed on the sale of the Bellevue, Washington branch on July 23, 2021. More recently, on February 25, 2022, the Bank completed the sale to a third-party purchaser of a pool of its commercial real estate loans secured primarily by single room occupancy (“SRO”) hotels with an aggregate outstanding principal balance of approximately $56.8 million at December 31, 2021.
All the above accomplishments are reflective of the significant efforts of the management team led by Mr. O’Brien with the full support of the Board. Mr. O’Brien has been with the Company for almost two (2) years and together with the Board has sought to restore the Company’s financial and regulatory standing, reduce high expenses related to the completion of the aforementioned major projects and continue to cooperate with, and eventually bring to a conclusion, the various governmental investigations.
Accomplishments and Challenges for 2021 and First Quarter 2022
Accomplishments
•	Exceeded all applicable regulatory capital requirements
○	The Company’s Tier 1 capital to adjusted tangible assets at 2021 year-end was 11.47%.
•	Settled the securities class action lawsuit
•	Entered into an agreement to settle the derivative action
•	Completed the platform conversion
•	Completed the sale of the Bellevue, Washington branch
•	Utilized the Company’s excess cash position to allow higher cost deposits to run-off and reduce our FHLB borrowings as we continued to experience significant repayments in our loan portfolio
•	Achieved significant progress in repurchasing Advantage Loan Program loans previously sold to third-party investors
•	Reduced criticized and classified loans during 2021 by 40.88%
•	Completed a bulk sale of SRO loans in February 2022
•	Returned the Company to profitability with net income of $23.4 million for 2021
Challenges
•	Achieve full compliance and eventual termination of the formal agreement with the OCC
•	Resolve ongoing government investigations
•	Manage costs and requirements of the regulatory agreement, government investigations and ongoing compliance efforts
•	Continue to reduce the volume of classified loans
•	Improve funding mix
•	Identify, prepare for and launch new products
•	Restore the Company’s financial and regulatory standing
Executive Compensation Philosophy
The goals of the executive compensation program are to enable the Company to attract, develop and retain an executive team capable of maximizing the Company’s performance for the benefit of its shareholders and to promote increases in long-term shareholder value by aligning the financial interests of the Company and its shareholders with the NEOs and other members of executive management. It strives to provide employees with incentives that appropriately balance risk and reward, to be compatible with effective controls and risk management and to be supported by strong corporate governance, including active and effective oversight by the Board of Directors and the Compensation Committee. For 2021, the Compensation Committee once again recognized the significant time and effort required by the executive officers and others to respond to the governmental inquires and investigations while continuing to work to resolve the Company’s outstanding compliance issues, re-establish strong credit metrics, diversify the Company’s overall loan production, exit unproductive or ancillary businesses, resolve problem loans and manage the Company’s excess liquidity.
Pay Mix. Our compensation program for executive officers in 2021 (other than with respect to Mr. O’Brien) consisted of three (3) primary components: (i) base salary; (ii) cash-based annual bonuses; and (iii) equity-based long-term incentive awards. We also offer retirement and other benefits. This is designed to reward executive officers consistent with the goals in the immediately preceding paragraph. During 2021, the Company was a party to an employment agreement with Mr. O’Brien.

Mr. O’Brien’s Compensation. Mr. O’Brien’s compensation is as set forth in his employment agreement. See “Executive Compensation—Employment Arrangements—Thomas M. O’Brien” below. The Compensation Committee can recommend to the Board that Mr. O’Brien receive cash and/or equity-based incentive awards. In 2021, the Compensation Committee reviewed Mr. O’Brien’s performance and believed that Mr. O’Brien should be compensated appropriately for all of the accomplishments that he has achieved as well as his dedication to the job. The Committee wanted to grant Mr. O’Brien a restricted stock award at the same time as the other NEOs received their awards in April 2021. However, at that time, Mr. O’Brien expressed concerns with respect to any additional compensation awarded to him given the ongoing regulatory agreements and investigations to which the Company was subject. Later in 2021, the Compensation Committee again discussed granting Mr. O’Brien a time based restricted stock award. Although significant strides had been made to resolve certain of the governmental agreements, Mr. O’Brien again declined any additional compensation beyond his base salary due to the ongoing governmental investigations as well as the then unresolved shareholder demand for derivative action.
Executive Compensation Process
Role of Compensation Committee. The Compensation Committee is ultimately responsible for all compensation decisions for the NEOs after considering input from management and reviewing peer group compensation. The Compensation Committee, among other things, oversees the Company’s incentive compensation and equity-based plans and policies and fulfills other responsibilities delegated to the Committee by the Board of Directors.
The Compensation Committee has the authority to select, retain and obtain the advice of a compensation consultant, as necessary, to assist with the execution of its duties and responsibilities set forth in the Compensation Committee Charter. The Compensation Committee had preliminary discussions with Meridian Compensation Partners, LLC with respect to potential equity compensation for Mr. O’Brien in 2021 but ultimately determined not to retain Meridian in 2021.
Role of CEO in Compensation Decisions. The CEO does not attend portions of the Compensation Committee and Board meetings during which his performance is being evaluated and his compensation determined. The CEO does provide recommendations to the Compensation Committee and Board as to the other NEOs compensation based on his evaluation of the NEO’s performance, each NEO’s respective contributions to the remediation of the Company’s and Bank’s outstanding legal and regulatory issues, and his understanding of the compensation of NEOs at similarly sized peer banks.
Peer Group
In 2020, KPMG prepared a compensation program review of management compensation programs and sales incentive compensation programs relative to the market and proposed a peer group of 15 banks. The peer group was chosen based on their similar size in terms of assets, their similar operating models and business lines and their operations in similar geographic markets. This peer group represents banks from key geographic markets in which the Bank competes including San Francisco, Los Angeles, New York, Seattle and Michigan. The list of the banks in our peer group is set forth below.
Bank of Marin Bancorp	Northfield Bancorp, Inc.
Bridge Bancorp, Inc.(1)	Preferred Bank
Dime Community Bancshares, Inc.(1)	RBB Bancorp
First Foundation Inc	Sierra Bancorp
Hanmi Financial Corporation	TriCo Bancshares
Heritage Commerce Corp.	Waterstone Financial, Inc.
Heritage Financial Corporation	Westamerica Bancorporation
Mercantile Bank Corporation
(1)	On February 1, 2021, Bridge Bancorp, Inc. acquired Dime Community Bancshares, Inc. and changed its name to Dime Community Bancshares, Inc.

Key elements of compensation
Base Salary. The Company seeks to pay a competitive base salary at levels that reflect each executive’s position, individual performance, experience and expertise. Such base salaries are reviewed annually by the Compensation Committee in comparison to the peer group and adjusted as appropriate, with no guarantee of annual increases. Other than with respect to the current CEO, base salaries had historically been lower at the Company as compared to those in its peer group and had been targeted to be near the 25th percentile of its peer group. In order to attract and retain qualified executive management, the Compensation Committee has endeavored to increase salaries in order to remain competitive. The Compensation Committee is trying to gradually increase base salaries (except for the CEO) to be closer to the 50th percentile of its peer group but recognizes that this process cannot be done in one year. The base salary increases below reflect this viewpoint.
Name	2020 Base Salary Rate	2021 Base Salary Rate	% Increase
Thomas M. O’Brien	$3,000,000	$3,000,000	0%
Stephen Huber	$175,000	$250,000	49%
Christine Meredith	$250,000	$270,000	8%
Colleen Kimmel	$260,000	$270,000	4%
Karen Knott	$128,265	$250,000	94%
Mr. O’Brien’s base salary was as set forth in his employment agreement and remained unchanged at $3,000,000 for 2021. See “Executive Compensation—Employment Arrangements—Thomas M. O’Brien” below. Mr. Huber received a base salary increase in 2021 to $250,000 to better align his salary with the market as well as his title and responsibilities and with that of other executive management. Each of Ms. Meredith and Ms. Kimmel received an increase in annual base salary for 2021 to $270,000, both effective July 10, 2021. Ms. Knott received a significant increase in annual base salary in 2021, first to $200,000, effective April 1, 2021, along with a promotion to Controller - Senior Vice President, in recognition that she was significantly undercompensated and in consideration of her responsibilities for the preparation of SEC forms 10-Q and 10-K and financial reports to the Board, as well as her role in the smooth functioning of her department. On October 1, 2022, Ms. Knott was promoted to EVP, CFO and Treasurer, upon the separation of service of Mr. Huber, and received an annual base salary increase to $250,000, which equaled the annual base salary of the outgoing CFO.
Annual Cash Incentive Compensation
In May 2021, Mr. Huber and Ms. Kimmel each received a discretionary cash bonus of $35,000 and Ms. Meredith received a discretionary cash bonus of $60,000. Ms. Knott received two cash bonuses in 2021 for a total of $45,000, the first, a discretionary cash bonus of $30,000 in April 2021 and an additional cash bonus of $15,000 in November 2021 in consideration of her work on the IT conversion team which occurred prior to her promotion to CFO. Mr. O’Brien did not receive a cash bonus in 2021. The cash bonuses granted to the NEOs in 2021 were lower than those granted in the prior year due in part to the Compensation Committee’s decision to rely more heavily on long term incentive grants in the form of restricted stock awards to compensate its executive officers, which the Committee believes serves to better align the interests of the NEOs with that of the Company’s shareholders. Ms. Meredith’s cash bonus was higher than the other NEOs in recognition of her efforts in resolving certain items in the OCC Agreement and other regulatory compliance matters in particular Enterprise Risk Management and BSA/AML management.
Equity grants
Long-term incentive grants for executive officers serve to promote the interests of the Company by providing such executives with additional incentives to remain with the Company, to increase their effort to make the Company more successful and to reward such executives by providing an opportunity to acquire shares of common stock on favorable terms and to attract and retain the best available personnel. Such equity awards serve to align the interests of the executive officers with that of shareholders. Under the 2020 Omnibus Equity Incentive Plan, the Company can award a variety of equity awards, including stock options and restricted stock. The Company believes these grants support its business objectives and, as to restricted stock awards, are an effective retention vehicle with limited downside risk. The Compensation Committee discussed equity awards for executive management at the beginning of the fiscal year and in making its decisions reviewed the condition of the Bank, the competitive landscape of the Company and the institutional knowledge of executive management. As discussed above, Mr. O’Brien declined any equity awards in 2021. The Compensation Committee noted, however, that pursuant to the terms of his stock purchase agreement, on May 19, 2021, Mr. O’Brien purchased 300,000 of shares of common stock directly from the Company for cash consideration of $1,350,000 or $4.50 per share, which serves to align his interests with that of the shareholders. The Compensation Committee wanted to rely more heavily on long term executive grants for the executive officers as opposed to cash incentives. The goal was to grant awards that would properly compensate the NEOs for their efforts in difficult conditions while also serving as a retention tool. The amount of restricted stock awards for the NEOs (other than Mr. O’Brien) was significantly higher than in the prior year which reflects the Compensation Committee’s decision to rely more heavily on stock awards in the total compensation package for executive officers. The table below sets forth the restricted stock awards for the NEOs for 2021. The restricted stock awards to the NEOs vest ratably over three (3) years (one-third (1/3) per year) after the date of grant. No option awards were granted to the NEOs in 2021.
2021 Long Term Incentive Grants
Name	Options	RSAs	Grant Date	Number of Options	Grant Value of options	Number of RSAs	Grant Value of RSAs
O’Brien	—	—	—	—	—	—	—
Huber	0%	100%	4-23-21	—	—	19,881	$100,001
Meredith	0%	100%	4-23-21	—	—	19,881	$100,001
Kimmel	0%	100%	4-23-21	—	—	19,881	$100,001
Knott	0%	100%	4-23-21	—	—	7,952	$39,999

Upon Mr. Huber’s separation of service, he forfeited all his restricted stock, and his vested options expired unexercised. On account of his separation of service, Mr. Huber received a payment under the severance plan and certain payments under his executive incentive retirement plan agreement, both as described below.
Payments Upon Termination of Service or Change of Control. The Bank has entered into an individual executive incentive retirement plan (“EIRP”) agreement with Mr. Huber. This agreement is described in more detail in “Executive Compensation—Executive Incentive Retirement Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control” below. Under the terms of this agreement, prior to 2021, Mr. Huber was credited with an additional amount to his book-entry “incentive award account” under his agreement based on a monthly crediting formula. These amounts would be generally payable upon a separation from service or certain “change of control” events, if payable in accordance with their terms and in accordance with applicable law and provide for death benefits in the event of death in active service to the Bank. The EIRP agreement was terminated effective January 1, 2021, which eliminated any further crediting to Mr. Huber’s book-entry incentive award account but allowed for interest crediting in accordance with the EIRP agreements. None of Mr. O’Brien, Ms. Meredith, Ms. Kimmel or Ms. Knott was a party to an EIRP agreement. Upon Mr. Huber’s separation of service, effective October 1, 2021, he became entitled to receive $218,718 payable on or about May 1, 2022.
Severance Agreements. Pursuant to the terms of a Change of Control Agreement between the Bank and Ms. Meredith, Ms. Meredith may be entitled to certain payments in the event of a change of control of the Bank. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” and “Executive Compensation—Employment Arrangements—Christine Meredith” below.
The Bank has a nondiscriminatory severance payment plan (the “Severance Plan”) applicable to all employees, including the NEOs, that provides for payment of severance benefits upon the occurrence of certain involuntary termination events. Under the Severance Plan, Mr. O’Brien, Mr. Huber, Ms. Kimmel and Ms. Knott would be entitled to payments thereunder upon the occurrence of certain involuntary termination events. These payments would be on the same terms and conditions as for all other eligible employees. Ms. Meredith would be entitled to similar benefits but for the operation of her Change of Control Agreement. Mr. Huber became eligible to receive a severance payment of $125,000 upon his separation of service on October 1, 2021 which was subsequently paid on November 4, 2021. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” and “Executive Compensation—Employment Arrangements—Severance Plan” below.
Mr. O’Brien is not a party to a change of control or severance agreement with the Bank, but the terms of his employment agreement provide that the parties will negotiate in good faith for a severance and change of control agreement to be entered into after first receiving approval under the FDIC’s “golden parachute” rules. See

“Executive Compensation—Employment Arrangements—Thomas M. O’Brien” below. Prior to approval of a change of control agreement between the Bank and Mr. O’Brien, Mr. O’Brien would be entitled to payments under the Severance Plan.
Perquisites. Mr. O’Brien received travel reimbursement of $3,646, a car allowance of $6,319 and an apartment allowance of $19,166 for 2021, all in accordance with the terms of his employment agreement.
Other Compensation. In addition to the compensation components listed above, the NEOs are eligible to participate in the Company’s broad-based employee plans such as medical, dental, vision, disability and the 401(k) plan with a Company matching contribution, which is described in more detail in “Executive Compensation—Defined Contribution Retirement Plan” below. Each NEO was eligible to participate in the Company’s employee term life insurance policy during the 2021 fiscal year at no cost to the employee with such death benefit equal to two times current annual base salary, up to a maximum death benefit of $500,000. NEOs may also purchase additional life insurance for themselves and their spouse and dependents (up to a maximum death benefit of $500,000 for themselves) on the same terms and conditions as other employees.
Clawback Policy
Effective as of September 9, 2020, the Board of Directors adopted the Clawback Policy, which provides for the recoupment of certain cash and equity incentive compensation from executive officers in the event of an accounting restatement and/or detrimental conduct. See “Corporate Governance—Clawback Policy” above.
Risk Assessment
The charter for the Compensation Committee provides that it is responsible for reviewing the Company’s compensation policies and practices for all employees regarding whether any risks arising from the Company’s compensation practices, policies and programs are reasonably likely to have a material adverse effect on the Company. Day-to-day risk management is the responsibility of management. With respect to executive management, the Compensation Committee designed the incentive compensation program for executives to include multiple performance measures with Compensation Committee discretion rather than a purely formulaic approach based on a single performance metric so as to not encourage its executive officers to take unnecessary or excessive risks that threaten the value of the Company. Such plans do not encourage behavior focused on short-term results to the detriment of long-term value creation. Therefore, the Compensation Committee believes that its compensation policies and practices for its executive officers do not encourage unnecessary risk taking that is reasonably likely to have a material adverse effect on the Company.
In March 2021, the Compensation Committee implemented a compensation program for both residential and commercial loan officers to mitigate risks identified in the Internal Review. Residential loan officers were previously rewarded solely for production volume. Now, in addition to a base salary, residential loan officers receive a commission determined by performance scorecard points based on weighted factors related to the quality of loans closed each month, which include customer service, compliance and loan efficiency metrics, with a loan production component. Commissions for residential loan officers are calculated monthly. Compensation for the commercial lending staff is comprised of salary with an annual variable compensation component. Variable compensation for commercial loan officers will not exceed a certain percentage of a loan officer’s base salary and is discretionary based on a variety of weighted criteria, including portfolio management, loan production, and corporate compliance. The Compensation Committee is confident that the changes implemented have mitigated the potential for unnecessary risk-taking since their implementation and will continue to do so going forward.
Shareholder Advisory Vote
At our 2021 annual meeting, over ninety percent (90%) of our shareholders approved our say-on-pay resolution as to executive compensation disclosed in last year’s proxy statement. The Company believes such vote to be a positive endorsement of its current pay practices and is evidence that its compensation policies have been in the best interest of shareholders. Also at our 2021 annual meeting, over ninety-nine percent (99%) of our shareholders agreed with the Company that a say-on-pay vote should occur every year. The Company plans to continue to propose a shareholder advisory vote on executive compensation each year and monitor the level of support for each say-on-pay proposal in the future and will consider the results along with other factors as it makes future compensation decisions.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement on Schedule 14A for the Annual Meeting.
Compensation Committee of Sterling Bancorp, Inc.

Lyle Wolberg, Chairman Peggy Daitch Denny Kim

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation paid or awarded to, or earned by, each of our NEOs for our fiscal years ended December 31, 2021, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(4)(5)	Total ($)
Thomas M. O’Brien, Chief Executive Officer(6)	2021	3,000,000	—	—	—	—	—	46,531	3,046,531
	2020	1,650,000	—	—	354,000	—	—	36,219	2,040,219
Stephen Huber, Chief Financial Officer(7)	2021	178,090	35,000	100,001	—	—	—	138,586	451,677
	2020	175,000	50,000	47,925	16,070	—	—	35,613	324,608
	2019	159,337	45,000	36,949	12,461	—	—	29,122	282,869
Karen Knott, Chief Financial Officer(8)	2021	194,566	45,000	39,999	—	—	—	15,061	294,626
Colleen Kimmel, Executive Vice President, General Counsel and Corporate Secretary	2021	264,815	35,000	100,001	—	—	—	17,400	417,216
	2020	235,576	45,000	63,902	—	—	—	7,067	351,747
Christine Meredith, Executive Vice President and Chief Risk Officer(9)	2021	259,627	60,000	100,001	—	—	—	17,400	437,028
	2020	221,154	70,000	49,153	—	—	—	5,481	345,788
(1)	Mr. Huber received discretionary bonuses for 2019 and 2020 which were paid in 2020 and Ms. Kimmel received a discretionary bonus for 2020 which was paid in 2020.
(2)
Represents the grant date fair value calculated based on the closing price of the Company’s common stock on the grant date, reduced by the dividends per share expected to be paid during the period the shares are not vested. For more information concerning the assumptions used for these calculations, see Note 11 to our consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” in our 2021 Annual Report.

(3)
Represents the grant-date fair value of option awards calculated in accordance with FASB Accounting Standards Codification Topic 718. The Company uses the Black-Scholes option pricing model to determine the grant-date fair value of the stock options on the date of grant. For more information concerning the assumptions used for these calculations, see Note 11 to our consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” in our 2021 Annual Report.

(4)
The NEOs are eligible to participate in certain group life, health and disability insurance plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms and operation.

(5)	The table below summarizes all other compensation for our NEOs for fiscal years 2019, 2020 and 2021:
All Other Compensation ($)
Officer	2019	2020	2021
Thomas M. O’Brien
Automobile Allowance	—	3,686	6,319
Employer Contributions to Defined Contribution Plan	—	8,550	17,400
Travel Reimbursement	—	8,059	3,646
Apartment Allowance	—	7,986	19,166
Hotel Reimbursement	—	7,938	—
Subtotal	—	36,219	46,531
Stephen Huber(a)
Amounts Credited to EIRP	22,863	24,761	1,086
Payments under Severance Plan	—	—	125,000
Employer Contributions to Defined Contribution Plan	6,259	5,250	12,500
Cash Service Award	—	5,602	—
Subtotal	29,122	35,613	138,586
Karen Knott
Employer Contributions to Defined Contribution Plan	—	—	15,061
Subtotal	—	—	15,061
Colleen Kimmel
Employer Contributions to Defined Contribution Plan	—	7,067	17,400
Subtotal	—	7,067	17,400
Christine Meredith
Employer Contributions to Defined Contribution Plan	—	5,481	17,400
Subtotal	—	5,481	17,400
Total	29,122	84,740	234,978
(Notes continued on next page)

(a)	Distributions to Mr. Huber under his EIRP Agreement are not disclosed in this table. Amounts credited to EIRP in 2021 were interest only credits.
(6)	Mr. O’Brien became an employee, and was appointed to the positions of Chairman, President and Chief Executive Officer of the Company, effective June 3, 2020.
(7)	Mr. Huber was also appointed as interim CEO from May 7, 2020 to June 3, 2020. Mr. Huber separated from service with the Company and the Bank effective October 1, 2021.
(8)	Ms. Knott was appointed CFO effective October 1, 2021.
(9)
Ms. Meredith became an employee, and was appointed as Chief Risk Officer, with a starting date of February 3, 2020. Ms. Meredith entered into an offer letter providing for a salary of $250,000 and a target annual bonus of 20% of base salary. Ms. Meredith received a one-time signing bonus of $70,000.

Grants of Plan-Based Awards in 2021
The following table provides information about plan-based awards granted to the named executive officers in 2021:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas M. O’Brien	—	—	—	—	—	—	—	—	—	—	—
Stephen Huber(1)(2)	04/23/2021	—	—	—	—	—	—	19,881	—	—	100,001
Karen Knott(1)	04/23/2021	—	—	—	—	—	—	7,952	—	—	39,999
Colleen Kimmel(1)	04/23/2021	—	—	—	—	—	—	19,881	—	—	100,001
Christine Meredith(1)	04/23/2021	—	—	—	—	—	—	19,881	—	—	100,001
(1)	These awards were granted under the 2020 Omnibus Equity Incentive Plan and vest ratably over three (3) years (one-third (1/3) per year) and have a maximum term of ten (10) years.
(2)	Upon Mr. Huber’s separation of service, he forfeited all of his restricted stock.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table provides information on the holdings of equity awards by our named executive officers as of December 31, 2021. Upon Mr. Huber’s separation of service, he forfeited all of his restricted stock, and the unexercised stock options are no longer outstanding.
	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units of other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Thomas M. O’Brien(1)	200,000	100,000	—	4.00	6/5/2030	—	—	—	—
Karen Knott(2)(3)(4)(5)(7)(8)(9)	1,000	1,000	—	13.73	3/21/2028	688	3,956	—	—
	—	3,115	—	10.12	3/1/2029	2,964	17,043	—	—
	2,315	4,629	—	7.10	3/2/2030	3,521	20,246	—	—
	—	—	—	—	—	7,952	45,724	—	—
Colleen Kimmel(2)(3)(4)(7)(9)
	1,575	1,575	—	13.73	3/21/2028	1,100	6,325	—	—
	—	—	—	—	—	4,941	28,411	—	—
	—	—	—	—	—	6,103	35,092	—	—
	—	—	—	—	—	19,881	114,316	—	—
Christine Meredith(7)(9)	—	—	—	—	—	4,694	26,991	—	—
	—	—	—	—	—	19,881	114,316	—	—
(1)
On June 6, 2020, Mr. O’Brien received a grant of 300,000 stock options, which vested in installments of one-third (1/3) of the award on January 1, 2021, one-third (1/3) on the anniversary of the grant date and one-third (1/3) on January 1, 2022.

(2)
On March 21, 2018, Ms. Knott and Ms. Kimmel received grants of 1,375 and 2,200 restricted stock awards, respectively, which vested in installments of fifty percent (50%) in each of the third (3rd) and fourth (4th) anniversary of the grant date.

(3)
On March 21, 2018, Ms. Knott and Ms. Kimmel received grants of 2,000 and 3,150 stock options, respectively, which vested in installments of fifty percent (50%) in each of the third (3rd) and fourth (4th) anniversary of the grant date.

(4)
On March 1, 2019, Ms. Knott and Ms. Kimmel received grants of 2,964 and 4,941 restricted stock awards, respectively, which vest in installments of fifty percent (50%) in each of the third (3rd) and fourth (4th) anniversary of the grant date. The grant date fair value is computed in accordance with FASB ASC Topic 718.

(Notes continued on next page)

(5)	On March 1, 2019, Ms. Knott received a grant of 3,894 stock options, which vest in installments of fifty percent (50%) in each of the third (3rd) and fourth (4th) anniversary of the grant date.
(6)	Based on the closing price of the Company’s common stock on the Nasdaq on December 31, 2021, which was $5.75.
(7)
On March 2, 2020, Ms. Knott, Ms. Kimmel and Ms. Meredith received grants of 5,282, 9,155 and 7,042 restricted stock awards, respectively, which vest ratably over three (3) years on each of the first (1st), second (2nd) and third (3rd) anniversary of the grant date.

(8)	On March 2, 2020, Ms. Knott received a grant of 6,944 stock options, which vest ratably over three (3) years on each of the first (1st), second (2nd) and third (3rd) anniversary of the grant date.
(9)
On April 23, 2021, Ms. Kimmel and Ms. Meredith received grants of 19,881 restricted stock awards, and Ms. Knott received a grant of 7,952 restricted stock awards, which vest ratably over three (3) years on the first (1st), second (2nd) and third (3rd) anniversary of the grant date.

No options were exercised by named executive officers in 2021. Shares of restricted stock held by named executive officers were vested in 2021 as follows: an aggregate of 4,152 shares of restricted stock held by Ms. Kimmel vested, an aggregate of 2,449 shares of restricted stock held by Ms. Knott vested and 2,348 shares of restricted stock held by Ms. Meredith vested.
Employment Arrangements
Thomas M. O’Brien
The Company entered into an employment agreement with Thomas M. O’Brien dated as of June 1, 2020 (the “O’Brien Employment Agreement”). The O’Brien Employment Agreement provides that Mr. O’Brien’s initial base salary will be $3,000,000 per year. The Board of Directors was required under the O’Brien Employment Agreement to take all actions necessary to appoint Mr. O’Brien as a director of the Company and the Bank, and to the executive committee, if any, of each of the boards of directors of the Company and the Bank, and to nominate him for election by the Company’s shareholders as a member of the Board of Directors.
As an inducement to Mr. O’Brien accepting employment with the Company, pursuant to the O’Brien Employment Agreement, on June 5, 2020 Mr. O’Brien was granted a stock option to purchase 300,000 shares of the Company’s common stock (“Common Stock”; and such option, the “Option”) with an exercise price per share of $4.00, which is equal to the average of the high and the low sales prices of the Common Stock underlying the Option on the date of grant. The Option has a term of ten (10) years unless terminated earlier under the terms of the option agreement. The Option vested as to one-third (1/3) on January 1, 2021 and vested as to one-third (1/3) on June 5, 2021, which is the first anniversary of the date of grant, and vested as to one-third (1/3) on January 1, 2022. In the event of termination of employment other than termination for “cause” (as defined in the O’Brien Employment Agreement), if the Option is exercisable at the time of such termination of employment, it will remain exercisable for three (3) years following termination, provided that Mr. O’Brien remains in compliance with certain terms contained in the O’Brien Employment Agreement. The award was granted pursuant to an option award and is not subject to the Company’s 2017 Omnibus Equity Incentive Plan.
Pursuant to the O’Brien Employment Agreement, Mr. O’Brien received a temporary housing allowance and relocation assistance (which included reimbursement of moving expenses), the payment of a rental allowance on the rental of an apartment and a weekly travel allowance (for travel expenses to Mr. O’Brien’s residence). Mr. O’Brien is also entitled to participate in any employee benefits, fringe benefits, perquisites and business expense reimbursements that the Company or the Bank offers to full-time employees or other members of executive management other than through or related to bank-owned life insurance arrangements. Under the O’Brien Employment Agreement, Mr. O’Brien is also eligible to receive annual equity awards at the discretion of the Company’s Compensation Committee.
The O’Brien Employment Agreement also contains customary non-solicitation, non-competition and non-disclosure provisions.
Concurrent with entering into his Employment Agreement, Mr. O’Brien also entered into a stock purchase agreement with the Company (the “Stock Purchase Agreement”), pursuant to which Mr. O’Brien agreed to purchase 300,000 shares of Common Stock directly from the Company with his own funds within twelve (12) months from the date of commencement of his employment. The Stock Purchase Agreement provides that the shares to be purchased will not initially be registered under the Securities Act of 1933, as amended but that Mr. O’Brien will receive customary “piggy-back” registration rights that provide for Mr. O’Brien to add the shares he purchases to future registrations of securities by the Company. In May 2021, Mr. O’Brien purchased from the Company 300,000 unregistered shares of common stock pursuant to the terms of the Stock Purchase Agreement for cash consideration of $1,350,000 or $4.50 per share, the fair market value on the date of sale.

Christine Meredith
Christine Meredith was hired by the Bank in the role of Chief Risk Officer effective February 3, 2020. Ms. Meredith entered into an offer letter providing for a base salary of $250,000 per year and a target annual bonus of 20% of base salary. Ms. Meredith received a one-time signing bonus of $70,000. Ms. Meredith also was granted restricted stock in connection with her hiring. The offer letter provided that in the event of a change in control that included the loss of Ms. Meredith’s job, the Bank would pay twelve (12) months of Ms. Meredith’s base salary; however, the Change of Control Agreement (as defined below) superseded these provisions. The offer letter also provided for full vesting of equity awards on a change of control and, under the terms of the 2017 Omnibus Equity Incentive Plan and the 2020 Omnibus Equity Incentive Plan, all grants of restricted stock would be vested upon a change of control as defined in those plans.
Ms. Meredith entered into a change of control agreement with the Company (the “Change of Control Agreement”) on March 10, 2021. The Change of Control Agreement will remain in effect until the third anniversary of the date of the Change of Control Agreement or, if earlier, the first anniversary of a change of control (as defined below).
Under the Change of Control Agreement, if the Bank or the Company terminates Ms. Meredith’s employment at any time prior to the occurrence of a pending change of control (as defined in the Change of Control Agreement) for any reason or for no reason, or if Ms. Meredith’s employment terminates due to death, the Bank will pay Ms. Meredith or her estate earned but unpaid compensation and benefits due under the terms of benefit plans and programs and compensation plans and programs (including bonuses), if any (the “Standard Entitlements”). If Ms. Meredith’s employment is terminated at any time for cause (as defined in the Change of Control Agreement) or if Ms. Meredith resigns without good reason (as defined in the Change of Control Agreement), the Bank will pay her the Standard Entitlements.
If Ms. Meredith’s employment is terminated without cause or if Ms. Meredith resigns for good reason (as defined in and provided for in the Change of Control Agreement) after a change of control or a pending change of control, the Bank will pay Ms. Meredith the Standard Entitlements, and, if the termination of employment occurs not later than one (1) year after the change of control, the Company will pay an amount equal to twelve (12) months of base salary paid in a lump sum on the 60th day after termination of employment, subject to a release of claims becoming effective. Currently, Ms. Meredith’s annual base salary is $270,000.
If Ms. Meredith’s employment is terminated due to disability (as defined in the Change of Control Agreement) after a change of control or a pending change of control, the Bank will pay to Ms. Meredith the Standard Entitlements, and the Company will pay base salary continuation at the annual rate in effect immediately prior to the termination of her employment during a period ending on the earliest of (i) one hundred eighty (180) days after the date of termination of her employment; (ii) the date on which long-term disability insurance benefits are first payable to her under any long-term disability insurance plan covering employees of the Bank; and (iii) the date of her death.
The Change of Control Agreement also contains customary non-solicitation, non-competition and non-disclosure provisions. Payments under the Change of Control Agreement are subject to restrictions of specified applicable banking regulatory requirements, as well as to the Company’s Clawback Policy and any other applicable recoupment law or policy.
A “pending change of control” is defined as the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; or the commencement of a tender offer which, if successful, would result in a Change of Control and, in the event that such transaction or tender offer which constituted a pending change of control is terminated before a Change of Control occurs, the pending change of control will be treated as if it had not occurred following such termination.
Equity Incentive Plans
The Company has adopted two equity incentive plans, the Sterling Bancorp, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Omnibus Plan”) and the Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Omnibus Plan”, and together with the 2017 Omnibus Plan, the Equity Incentive Plans).
The Equity Incentive Plans provide for grants of stock options, restricted stock, stock appreciation rights and performance awards. The Equity Incentive Plans are administered by the Compensation Committee. The terms and conditions of each award made under the Equity Incentive Plans, including vesting requirements, are set forth consistent with the Equity Incentive Plans in a written agreement with the grantee. Eligible directors, officers and consultants are eligible for grants under the Equity Incentive Plans. In connection with a change of control, as defined in each applicable Equity Incentive Plan, the Compensation Committee may accelerate vesting of stock options made under the applicable Equity Incentive Plan and restricted stock awards will become fully vested.
The purpose of the Equity Incentive Plans is to align the interests of the Company’s executive officers with those of its shareholders and serves to promote the interests of the Company by providing such equity incentives to attract and retain employees, officers and directors. 4,237,100 shares of our common stock were authorized for issuance under the 2017 Omnibus Plan, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration. Following the approval of the 2020 Omnibus Plan, the Company has not and will not issue further awards under the 2017 Omnibus Plan (other than to satisfy awards existing as of the date of shareholder approval).
The Company adopted the 2020 Omnibus Plan in 2020 which was approved by shareholders at the 2020 annual meeting. The reason for the adoption of the 2020 Omnibus Plan was that the Board determined that it was appropriate for future equity awards to be made under a plan reflecting certain changes from the 2017 Omnibus Plan that reflect current market norms and corporate governance standards for equity plans. 3,979,661 shares of our common stock were authorized for issuance under the 2020 Omnibus Plan, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, of which 3,673,857 shares remain available for issuance and use as of March 25, 2022.
In addition, all awards granted under the 2020 Omnibus Plan are subject to the Sterling Bancorp, Inc. Clawback Policy and any other recoupment policy adopted by the Company and any recoupment requirement imposed under applicable laws.
Defined Contribution Retirement Plan
The Bank maintains a defined contribution retirement plan, the Sterling Bank & Trust 401(k) Profit Sharing and Trust (the “401(k) Plan”). The 401(k) Plan allows for annual employee pre-tax deferrals or Roth 401(k) contributions and an employer matching contribution up to the lesser of 100% of eligible compensation or the maximum employee deferral permitted under the Internal Revenue Code (in 2021, this was $19,500 and an additional “catch-up” amount of $6,500 for employees over age 50). Under the terms of the 401(k) Plan as in effect in 2020, the Bank made matching contributions in an amount equal to 100% of the lesser of the first 3% of the amount the employee contributed or deferred or 3% of the employee’s base salary during such quarter. The Bank amended the 401(k) Plan effective as of January 1, 2021 to, among other things, increase the employer matching contributions to 100% of the amount contributed or deferred by the participant up to 6%, which will be immediately vested. In addition, beginning with employee matching contributions with respect to the 2021 plan year, the employer matching contributions under the 401(k) Plan are made in the form of stock of Sterling to be held in a unitized stock fund.
Executive Incentive Retirement Agreements
The Bank entered into an individual EIRP agreement with Mr. Huber which provided for payments, if payable in accordance with its terms and in accordance with applicable law, upon a separation from service in other specified circumstances if Mr. Huber met specified vesting requirements, which have been met. Mr. Huber will be paid the amount of $218,718 on or about May 1, 2022 as a result of his separation from service with the Bank.
Severance Plan
On December 17, 2020, the Bank’s board of directors adopted the Severance Plan, which received regulatory approval on July 9, 2021. Participation in the Severance Plan is generally available to full-time and part-time employees of the Company who have completed a year of service with the Company, the Bank and their subsidiaries and who do not have individual severance arrangements. The Severance Plan provides for a lump sum payment of severance benefits upon the occurrence of certain involuntary termination events. Absent a change in control (as defined in the Severance Plan), the amount of the severance payment is equal to the product of: (i) the employee’s years of service through the severance date and (ii) one (1) week’s base compensation. In the event of a change in control, the amount of the severance payment is equal to the product of: (i) the employee’s years of service through the severance date, and (ii) two (2) weeks’ base compensation. The minimum payment under the Severance Plan is equal to not less than four (4) weeks’ base compensation, and the maximum payment under the Severance Plan is equal to not more than twenty-six (26) weeks’ base compensation, unless an employee’s qualification for the payment is due to a change in control, in which case the maximum payment made to the employee shall not exceed fifty-two (52) weeks’ base compensation. Eligible employees who elect to receive continuation health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 under the Bank’s group health care plan will only be required to pay active employee rates for six (6) months, and employees will be compensated for outplacement services for six (6) months. Mr. O’Brien, Ms. Knott and Ms. Kimmel would be entitled to payments thereunder upon the occurrence of certain involuntary termination events. These payments would be on the same terms and conditions as for all other eligible employees. In connection with the termination of his employment, Mr. Huber entered into a release of claims and received a payment of $125,000 under the Severance Plan, as well as partial COBRA continuation reimbursements for six (6) months.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Potential payments upon a termination or change in control as of December 31, 2021 for the named executive officers are set forth in the Change in Control and Severance Payments Table below.
The amounts of these payments as of December 31, 2021 for Mr. O’Brien, Ms. Knott, Ms. Kimmel and Ms. Meredith are set forth in the Severance Payments Table. As of December 31, 2021, the EIRP agreement between the Bank and Mr. Huber provided for payments in connection with a termination of employment or change of control if payable in accordance with its terms and in accordance with applicable law. As discussed above, a payment of $218,718 will be made to Mr. Huber on or about May 1, 2022 as a result of his severance from service.
In addition, restricted stock awards become fully vested in the event of a change of control and the Compensation Committee has the discretion to accelerate unvested stock options in the event of a change of control. As of December 31, 2021, the acceleration of the restricted stock awards would have resulted in payments in aggregate values of: $184,144 to Ms. Kimmel; $86,969 to Ms. Knott and $141,307 to Ms. Meredith, respectively, in each case, based on the closing price of our common stock as of December 31, 2021 of $5.75. No value would be realized with respect to the options held by Mr. Huber and Ms. Kimmel as the exercise price of their unvested options exceeded the closing price of our common stock as of such date. The acceleration of the stock options held by Mr. O’Brien would have resulted in payments with an aggregate value of $175,000 under the terms described below, and the acceleration of the stock options held by Ms. Knott would have resulted in payments with an aggregate value of $18,377. Mr. O’Brien has not been granted any restricted stock awards. Mr. Huber forfeited 40,063 restricted stock awards as a result of his severance from service with the Bank and 4,160 unexercised stock options expired following his severance from service with the Bank.
Mr. O’Brien may be entitled to payments under his stock option grant as described in “Executive Compensation—Employment Arrangements—Thomas M O’Brien.” In the event of termination of employment other than termination for “cause” (as defined in the O’Brien Employment Agreement), if the Option is exercisable at the time of such termination of employment, it will remain exercisable for three (3) years following termination, provided that Mr. O’Brien remains in compliance with certain terms contained in the O’Brien Employment Agreement.
Ms. Meredith may be entitled to payments under the Change of Control Agreement as described in “Executive Compensation—Employment Arrangements—Christine Meredith.” If Ms. Meredith’s employment is terminated without cause or if Ms. Meredith resigns for good reason (as defined in and provided for in the Change of Control Agreement) after a change of control or a pending change of control, and the termination of employment occurs not later than one (1) year after the change of control, the Company will pay an amount equal to twelve (12) months of base salary paid in a lump sum on the sixtieth (60th) day after termination of employment, subject to a release of claims becoming effective. Currently, Ms. Meredith’s annual base salary is $270,000. If Ms. Meredith’s employment is terminated due to disability (as defined in the Change of Control Agreement) after a change of control or a pending change of control, the Company will pay base salary continuation at the annual rate in effect immediately prior to the termination of her employment during a period ending on the earliest of (i) one hundred eighty (180) days after the date of termination of her employment; (ii) the date on which long-term disability insurance benefits are first payable to her under any long-term disability insurance plan covering employees of the Bank; and (iii) the date of her death.

CHANGE IN CONTROL AND SEVERANCE PAYMENTS AS OF DECEMBER 31, 2021(1)
	Thomas M. O’Brien	Karen Knott	Christine Meredith(2)	Colleen Kimmel
Termination without Cause - No Change of Control
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
Total	—	—	—	—
Disability(3)
Salary Continuation	—	—	$133,151	—
Benefits Continuation	—	—	—	—
Restricted Stock Award Vesting(4)	—	$86,969	$141,307	$184,144
Stock Option Vesting(5)	$175,000	$18,377	—	—
Total	$175,000	$105,346	$274,458	$184,144
Death(6)
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
Restricted Stock Award Vesting(7)	—	$86,969	$141,307	$184,144
Stock Option Vesting(8)	$175,000	$18,377	—	—
Total	$175,000	$105,346	$141,307	$184,144
Change of Control - No Termination of Employment
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
Restricted Stock Award Vesting(9)	—	$86,969	$141,307	$184,144
Stock Option Vesting(10)	$175,000	$18,377	—
Total	$175,000	$105,346	$141,307	$184,144
Change of Control - Termination of Employment without Cause
Salary Continuation	—	—	$270,000	—
Benefits Continuation	—	—	—	—
Restricted Stock Award Vesting(11)	—	$86,969	$141,307	$184,144
Stock Option Vesting(12)	$175,000	$18,377	—	—
Total	$175,000	$105,346	$411,307	$184,144
(1)
Payments, if any, under the Severance Plan, are not disclosed in this table, because it does not discriminate, in scope, terms or operation, in favor of executive officers and is available generally to all salaried employees who have completed a year of service with the Company. Mr. Huber is not included in this table, because he separated from service with the Company and the Bank prior to the end of 2021 and did not receive any payments on account of his separation of service other than as provided under the Severance Plan and the EIRP agreement. His payment under the EIRP agreement is equal to $218,718 and will be made on or about May 1, 2022.

(2)
The payments for Ms. Meredith are subject to the Change of Control Agreement described in “Executive Compensation—Potential Payments Upon Termination or Change in Control” above and, with respect to vesting of equity, the applicable equity plan rules. Payments upon Ms. Meredith’s disability are only made if the disability is subsequent to a change of control or pending change of control.

(3)	The Company maintains a disability plan which is generally available to all employees, and any payments or benefits under this plan are not disclosed in this table.
(4)	Restricted stock fully vests in the event of a termination of employment by reason of disability.
(5)
Options fully vest in the event an optionee becomes disabled while employed. As of December 31, 2021, other than for the stock option granted to Mr. O’Brien and one stock option grant to Ms. Knott, the exercise price of each option exceeded the closing price of our common stock as of December 31, 2021 of $5.75.

(6)	The Company maintains a life insurance plan that is generally available to all employees, and any payments under this plan are not disclosed in this table.
(7)	Restricted stock fully vests in the event of a termination of employment by reason of death.
(8)	Options fully vest in the event an optionee dies while employed.
(9)	Restricted stock fully vests on the date of a change of control.
(10)	The Compensation Committee has the discretion to provide that options are 100% vested on the date of a change of control.
(11)	Restricted stock fully vests on the date of a change of control.
(12)	The Compensation Committee has the discretion to provide that options are 100% vested on the date of a change of control.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Chief Executive Officer Pay Ratio
The Company’s chief executive officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded by Item 402(u) of Regulation S-K in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.
The Company identified the median employee by examining 2021 total compensation for all employees of the Company excluding the Chief Executive Officer.
The employee population used to identify the Company’s median employee included all employees of the Company, whether employed on a full-time, part-time or seasonal basis, as of December 31, 2021. The compensation measure described above was consistently applied to this entire employee population. The Company did not make any assumptions, adjustments or estimates with respect to the employee population or the compensation measure, but it did annualize the compensation for any employees that were not employed by the Company for all of 2021.
After identifying the median employee based on the compensation measure described above, the Company calculated annual total compensation for the median employee using the same methodology used for our named executive officers as set forth in the “Summary Compensation Table” herein. The median employee was identified as of November 30, 2021, and the chief executive officer to median employee pay ratio was calculated with respect to the annualized compensation for Mr. O’Brien, who was the chief executive officer at that date. As illustrated in the table below, in 2021, the Company’s Chief Executive Officer’s annual total compensation was 43.08 times that of the Company’s median employee.
	Chief Executive Officer	Median Employee
2021 Annual Total Compensation	$3,046,531	$70,721.95
Total Annual Compensation Pay Ratio	43.08	1

DIRECTOR COMPENSATION
2021 Director Compensation Table
The table below sets forth the compensation of each non-employee director in 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Peggy Daitch	129,000	34,050	—	—	—	—	163,050
Tracey Dedrick	92,000	42,000	—	—	—	—	134,000
Denny Kim	171,167	34,050	—	—	—	—	205,217
Steven Gallotta	126,167	34,050	—	—	—	—	160,217
Seth Meltzer	—	—	—	—	—	—	—
Sandra Seligman	—	—	—	—	—	—	—
Benjamin Wineman	158,000	34,050	—	—	—	—	192,050
Lyle Wolberg	153,000	34,050	—	—	—	—	187,050
Total	829,334	212,250	—	—	—	—	1,041,584
(1)
Represents the grant date fair value of restricted stock awards calculated based on the closing price of the Company’s common stock on the grant date, reduced by the dividends per share expected to be paid during the period the shares are not vested.

Director Fees
Board of Directors members receive a quarterly retainer of $7,500. For each standing committee of the Board of Directors, committee chairs receive $5,000 quarterly, and committee members receive $3,000 quarterly. Fees for special and temporary committee assignments are as follows: $7,500 quarterly for the Demand Review Committee, $7,500 quarterly for the Independent Director Review Committee and $5,000 quarterly for the Ethics and Compliance Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described herein, the following is a description of transactions in 2021 to which we have been a party, in which the amount involved exceeded $120,000 and in which any of our directors, executive officers or beneficial holders of more than five percent (5%) of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.
Policies and Procedures Regarding Related Party Transactions
Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its insiders—i.e., executive officers, directors, principal shareholders and any related interest of such a person). The Bank’s written Regulation O Policy was revised in November 2020 to prohibit the extension of credit to insiders. Prior to this amendment, the Company had extended mortgage loans to insiders on their primary residences. These loans were all made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not involve more than normal risk of collectability or present other unfavorable features. One such loan currently remains outstanding with the Bank.
Both the Company and the Bank have a written Affiliate Transactions Policy, which limits covered transactions with any single affiliate to less than 10%, and with all affiliates to less than 20%, of unimpaired capital and surplus. All covered transactions with affiliates must be made on terms and conditions that are consistent with safe and sound banking practices and are secured by a statutorily-defined amount of collateral. Neither the Company nor the Bank may purchase low-quality assets from an affiliate. Transactions between the Company or Bank and affiliates must be made on terms and under circumstances that are substantially the same, or at least as favorable to the Company or the Bank, respectively, as those prevailing at the time for comparable transactions with unaffiliated companies. No loans or extensions of credit may be made to an affiliate, unless the affiliate is engaged only in activities that a bank holding company may conduct.
We have adopted a written Related Persons Transactions Policy pursuant to which any person who currently is (or was since the beginning of the last fiscal year) an executive officer or a director (or director nominee) or the owner of more than five percent (5%) of our voting securities, including their immediate family members, and any entity employing any of the foregoing persons or in which any of the foregoing persons collectively have a direct or indirect interest of ten percent (10%) or greater or is a general partner, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent committee of our Board of Directors or the full Board of Directors. Any request for us to enter into a transaction with any of the foregoing parties in which the amount involved exceeds $120,000 and in which the related party will have a direct or indirect material interest will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are be required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will review all relevant information available, including the terms of the transaction, and consider the following factors: whether the transaction was undertaken in the ordinary course of business, which party initiated such transaction, whether such transaction would be entered into on terms no less favorable to us than terms generally available to an unaffiliated third party, the purpose of the transaction and the potential benefits to us, the approximate dollar value involved (particularly as it relates to the related party), the related party’s interest in the such transaction and any other information that would be material to investors. If we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related-Party Transactions
Lease Agreements
The Bank leases office space from Transamerica Pyramid Properties, LLC in San Francisco under a lease agreement dated August 26, 2016. In turn, the Bank subleases 75% of that space to Pioneer Realty, a subsidiary of Seligman & Associates, at an annual base rent amount of $439,006. The lease and sublease expired on March 31, 2022 and were not renewed.
Other Family Relationships
See “Corporate Governance—Family Relationships.”

PROPOSAL NO. 2: ADVISORY, NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2021
This proposal provides our shareholders with an opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers named in the “Summary Compensation Table” of this Proxy Statement, as such compensation is described in the Compensation Discussion and Analysis section, the compensation tables and the related disclosure contained in this Proxy Statement (a “Say on Pay” vote). The “Summary Compensation Table” provides a snapshot of the compensation paid or granted to our named executive officers for the fiscal year ending December 31, 2021.
The Say on Pay vote is an advisory, non-binding vote, which means that it will not bind the Company or our Board of Directors. We cannot predict what actions the Board of Directors will take, if any, in response to this vote. We believe that the complex interplay between performance, risk management, succession planning and compensation should not require material changes based solely on the results of a “for or against” vote. Due to its broad nature, the outcome of a Say on Pay vote does not convey nuanced information about the shareholders’ views regarding the compensation of individual executives, the different elements of our compensation program or the choices our Compensation Committee makes during a year. This does not mean that a Say on Pay vote is without value, however.
We believe that open lines of communication among the Board of Directors, executive management, and our shareholders serve as the foundation for good corporate governance and responsible stewardship. The Board of Directors recognizes the importance of aligning executive compensation with shareholder interests in light of the risks and economic conditions faced by the Company. This vote may assist us in our ongoing engagement and outreach efforts, as we continue to serve our core constituencies of shareholders, customers, employees and communities.
The Board of Directors believes that the compensation arrangements for its named executive officers are aligned with the Company’s long-term performance and with shareholders’ interests.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR THE FOLLOWING
ADVISORY RESOLUTION:
“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the fiscal year ending December 31, 2021, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Crowe LLP as independent auditors for the Company for the fiscal year ending December 31, 2022. The services provided to the Company and its subsidiaries by Crowe LLP for 2021 and 2020 are described below, under the caption “Independent Public Accountant Fees and Services.”
The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote, with one (1) vote, in person or by written proxy, for each share entitled to vote, is required for ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2022. Shares withheld or otherwise not voted with respect to the ratification of the appointment of Crowe LLP (because of abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the vote on such proposal.
Although the vote on Proposal No. 3 is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future.
Independent Public Accountant Fees and Services
The following table summarizes fees billed for professional services rendered by Crowe LLP, the Company’s independent auditors for the years ended December 31, 2021 and 2020:
	2021	2020
Audit fees(1)	$1,120,000	$728,825
Audit-related fees	18,016	—
Tax fees(2)	47,919	64,787
All other fees(3)	338,760	—
Total fees	$1,524,695	$793,612
(1)
Consists of fees billed for professional services performed by Crowe LLP for its audit of the Company’s annual financial statements and services that are normally provided in connection with regulatory filings or engagements. Additional billings for the 2021 audit are probable.

(2)	Tax fees are for the filing of federal and state tax returns.
(3)	All other fees include advisory services.
The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). During 2021, all services provided by Crowe LLP were pre-approved by the Audit Committee. To the extent required by Nasdaq rules or any other applicable legal or regulatory requirements, approval of non-audit services must be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act. There was no change of the Company’s independent public accountants during 2021 or 2020.
Representatives of Crowe LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our shareholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting and internal control functions and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently Crowe LLP, and our internal audit team. Crowe LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing their opinions thereon.
In 2021, among other matters, the Audit Committee:
•	Reviewed and discussed with management and Crowe LLP the Company’s audited financial statements.
•	Reviewed and discussed with management and Crowe LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.
•
Received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and discussed with Crowe LLP its independence with respect to the Company.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 31, 2022.
The Audit Committee

Steven Gallotta Benjamin Wineman Lyle Wolberg

PROPOSAL NO. 4: APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION
Currently, the Company’s Second Amended and Restated Articles of Incorporation of the Company (the “Current Articles”) divides the Board of Directors members into three (3) classes nearly equal in size. One class is elected at each annual meeting of shareholders, to hold office for a term beginning on the date of the election and ending on the date of the third annual meeting of shareholders following the beginning of the term.
After careful consideration and as part of the Settlement, the Board of Directors has determined that it is in the best interests of the Company and our shareholders to amend and restate the Current Articles to end the staggered three-year terms of office, and allow shareholders to vote on the election of the entire Board of Directors on an annual basis. The proposed Articles Amendment is set forth in Annex A hereto. In addition, the Board of Directors has also conditionally approved, subject to shareholder approval of this proposal, amendments to the Amended and Restated Bylaws of the Company, set forth in Annex B hereto, in order to further implement the changes under this proposal.
As proposed, the Articles Amendment ends the staggered three-year terms of office, and provides that directors be elected to hold office for a term expiring at the succeeding annual meeting and until their successors are duly elected and qualified or their earlier resignation or removal. The Articles Amendment also permits each current director to serve out the remainder of his or her term to which he or she was elected or appointed, provided that such director delivers written notice to the Board of Directors within five (5) business days following approval by the Board of Directors. No directors have delivered a written election to serve out their current term.
While the Board of Directors recognizes that a staggered structure may offer some advantages, such as promoting continuity and encouraging directors to take a long-term perspective, the Board of Directors also understands that a staggered board structure can be viewed as diminishing a board’s accountability to its shareholders. Annual voting allows shareholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a staggered board structure. In addition, the Board of Directors believes the annual election of directors will make it easier to bring new ideas and perspectives to the Board of Directors and its decision-making process. The Company agreed, in connection with the Settlement, to make certain Corporate Governance Enhancements, and recognizes the importance of shareholders’ ability to influence corporate governance policies and to hold management accountable for implementing those policies. As such, our Board of Directors voted to approve the adoption of the Articles Amendment, subject to shareholder approval.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE
ARTICLES AMENDMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of March 25, 2022 regarding the beneficial ownership of our common stock by:
•	each shareholder known by us to beneficially own more than five percent (5%) of our outstanding common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within sixty (60) days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

Except as otherwise specified below, the address for each listed shareholder is: c/o Sterling Bancorp, Inc., One Towne Square, Suite 1900, Southfield, Michigan 48076.
	Common Stock Owned
Name and Address of Beneficial Owner	Number of Shares	Percent(1)
5% Shareholders:
K.I.S.S. Dynasty Trust No. 9(2)(3) c/o The First National Bank in Sioux Falls 100 South Phillips Avenue, Sioux Falls, SD 57104	12,107,732	24.1%
Erwin A. Rubenstein(3) 255 East Brown Street, Suite 320, Birmingham, MI 48009	12,107,732	24.1%
Michael Shawn(4) 7300 Biscayne Boulevard, Suite 200, Miami, FL 33138	8,981,041	17.9%
Harry S. Stern(5) 220 Montgomery Street, 15th Floor, San Francisco, CA 94104	8,101,536	16.1%
K.I.S.S. Dynasty Trust No. 5(4) c/o The First National Bank in Sioux Falls 100 South Phillips Avenue, Sioux Falls, SD 57104	7,507,318	15.0%
Scott J. Seligman 1993 Long Term Irrevocable Dynasty Trust(2)(5) c/o The First National Bank in Sioux Falls 100 South Phillips Avenue, Sioux Falls, SD 57104	5,743,579	11.4%
Scott J. Seligman(6)	3,641,401	7.3%
AllianceBernstein L.P.(7) 1345 Avenue of the Americas, New York, NY 10105	2,656,386	5.3%
FJ Capital Management LLC(8) 7901 Jones Branch Drive, Suite 210, McLean, VA 22102	2,646,871	5.3%
Directors:
Peggy Daitch(9)(10)	3,339	*
Tracey Dedrick(9)(10)	2,475	*
Michael Donahue	—	*
Steven Gallotta(9)(10)	2,475	*
Denny Kim(9)(10)	2,475	*
Seth Meltzer(11)	1,490,180	3.0%
Thomas M. O’Brien(12)	600,000	1.2%
Eboh Okorie	—	*
Sandra Seligman(13)	—	*
Benjamin Wineman(9)(10)	19,575	*
Lyle Wolberg(9)(10)(14)	10,046	*
Named Executive Officers (Non-Directors):
Stephen Huber(15)	7,670	*
Colleen Kimmel(16)	20,485	*
Karen Knott(17)	18,605	*
Christine Meredith(18)	11,256	*
All directors and executive officers as a group (15 persons total)(19)	2,188,581	4.4%
*	Less than 1%.
(1)
Based on 50,208,349 shares of Common Stock issued and outstanding as of March 25, 2022, plus the 311,726 shares of Common Stock which our directors and executive officers in the aggregate have the right to acquire within sixty (60) days of March 25, 2022.

(2)	Mr. Seligman disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest, if any, therein.
(3)
Based on a Schedule 13G filed by Erwin Rubenstein and the K.I.S.S. Dynasty Trust No. 9 on February 16, 2021, Mr. Rubenstein, as trustee of the K.I.S.S. Dynasty Trust No. 9, had sole voting and dispositive power over 12,107,732 shares of Common Stock beneficially owned by the K.I.S.S. Dynasty Trust No. 9. Mr. Rubenstein disclaims beneficial ownership of the shares owned by the K.I.S.S. Dynasty Trust No. 9.

(Notes continued on next page)

(4)
Based on a Schedule 13D filed by Michael Shawn on September 4, 2020, effective August 19, 2020, Mr. Shawn was appointed as trustee of the K.I.S.S. Dynasty Trust No. 5 and the Sandra Seligman 1993 Long Term Irrevocable Trust, which hold 7,507,318 and 1,473,723 shares of Common Stock, respectively, and Mr. Shawn, in his capacity as trustee, now has sole voting and dispositive power over an aggregate of 8,981,041 shares of Common Stock. We have been advised by the trustee that there have been transfers of all shares of Common Stock held by the trust to entirely separate, but similarly situated, trusts, all under this same trustee. Based on this information, KISS Bank Stock Trust holds 7,507,318 shares of Common Stock and 1993 Bank Stock Trust holds 1,473,723 shares of Common Stock and Mr. Shawn as trustee has sole voting and dispositive power over such shares of Common Stock.

(5)
Based on a Schedule 13G filed by Harry S. Stern on February 18, 2021, effective November 18, 2020, Mr. Stern was appointed as trustee of the Scott J. Seligman 1993 Long Term Irrevocable Dynasty Trust and the Scott J. Seligman 1993 Irrevocable Dynasty Trust, which hold 5,743,579 and 2,357,957 shares of Common Stock, respectively, and Mr. Stern, in his capacity as trustee, now has sole voting and dispositive power over an aggregate of 8,101,536 shares of Common Stock. Mr. Stern disclaims beneficial ownership of such shares of Common Stock.

(6)
Based on a Schedule 13G filed by the Scott J. Seligman Revocable Living Trust on March 2, 2021, consists of shares held by the trust, over which Scott. J. Seligman, former vice president of the Company and founder of the Bank, holds sole voting and dispositive power.

(7)	Based on a Schedule 13G filed by AllianceBernstein L.P. on February 14, 2022, AllianceBernstein L.P. has sole voting and dispositive power over 2,656,386 shares of Common Stock.
(8)
Based on a Schedule 13G filed by FJ Capital Management LLC, Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC and Martin Friedman on February 7, 2022. Martin Friedman is the Managing Member of FJ Capital Management LLC, and they hold shared voting power and shared dispositive power over 2,646,871 shares of Common Stock. Of those shares, FJ Capital Management is the Managing Member of Financial Opportunity Fund LLC, which holds 2,172,997 shares of Common Stock as well as shared voting power and shared dispositive power over those shares. In addition, FJ Capital Management is the Managing Member of Financial Opportunity Long/Short Fund LLC, which holds 164,512 shares of Common Stock as well as shared voting power and shared dispositive power over those shares. FJ Capital Management also manages 309,362 shares of Common Stock held by managed accounts, over which it has shared voting power and shared dispositive power. Mr. Friedman and FJ Capital Management LLC disclaim beneficial ownership as to the shares.

(9)
For Ms. Daitch, Ms. Dedrick, Mr. Gallotta, Mr. Kim, Mr. Wineman and Mr. Wolberg, excludes 5,025 shares of an award of 7,500 shares of restricted stock made pursuant to the 2020 Omnibus Plan on January 1, 2021. These shares under such award have not yet vested, do not carry any voting or dividend rights until vested, but are considered issued and outstanding.

(10)
For Ms. Daitch, Ms. Dedrick, Mr. Gallotta, Mr. Kim, Mr. Wineman and Mr. Wolberg, excludes 7,500 shares of an award of restricted stock made pursuant to the 2020 Omnibus Plan on January 1, 2022. These awards have not yet vested, do not carry any voting or dividend rights until vested, but are considered issued and outstanding.

(11)
Consists of (i) 1,483,180 shares of Common Stock that are held by The Seth Seligman Meltzer Revocable Living Trust, (ii) 5,000 shares of Common Stock held directly by Mr. Meltzer, (iii) 1,000 shares of Common Stock indirectly held by Mr. Meltzer’s wife, and (iv) 1,000 shares of Common Stock indirectly held by Mr. Meltzer’s sons. Excludes 7,507,318 shares of Common Stock held by the K.I.S.S. Dynasty Trust No. 5 and 1,473,723 shares held by the Sandra Seligman 1993 Long Term Irrevocable Trust. Mr. Meltzer and Rachel Seligman Lowy, acting by unanimous consent, may remove the trustee of each of those trusts and replace him with a new trustee that meets certain independence requirements. Mr. Meltzer and Ms. Lowy disclaim beneficial ownership of the shares held by those trusts.

(12)	Mr. O’Brien holds an option to buy 300,000 shares of Common Stock with an expiration date of June 5, 2030, all of which are now vested.
(13)
Excludes 7,507,318 shares of Common Stock held by the K.I.S.S. Dynasty Trust No. 5 and 1,473,723 shares held by the Sandra Seligman 1993 Long Term Irrevocable Trust, for which, in each case, Ms. Seligman is the grantor, but has no voting or dispositive power over the shares held in such trust. We have been advised by the trustee that there have been transfers of all shares of Common Stock held by the trust to entirely separate, but similarly situated, trusts, all under this same trustee. Based on this information, KISS Bank Stock Trust holds 7,507,318 shares of Common Stock and 1993 Bank Stock Trust holds 1,473,723 shares of Common Stock and Mr. Shawn as trustee has sole voting and dispositive power over such shares of Common Stock.

(14)	Mr. Wolberg’s holdings include 4,479 shares of restricted stock awards, all of which have vested, and 1,000 shares of Common Stock that are held by the Lyle M. Wolberg Revocable Living Trust.
(15)	Upon Mr. Huber’s separation of service, he forfeited all of his restricted stock, and his vested stock options expired unexercised.
(16)
Ms. Kimmel holds 17,335 shares of restricted stock awards that have vested or will vest within sixty (60) days and 18,842 shares of restricted stock awards that have not vested, do not carry any voting or dividend rights until vested, but are considered issued and outstanding. Ms. Kimmel also holds an option to buy 3,150 shares of Common Stock with an expiration date of March 21, 2028.

(17)
Ms. Knott holds 1,000 shares of Common Stock; 9,029 shares of restricted stock awards that have vested or will vest within sixty (60) days; and 8,544 shares of restricted stock awards that have not vested, do not carry any voting or dividend rights until vested, but are considered issued and outstanding. Ms. Knott also holds an option to buy 2,000 shares of Common Stock with an expiration date of March 21, 2028; an option to buy 3,894 shares of Common Stock with an expiration date of March 1, 2029, of which 1,947 options have vested; and an option to buy 6,444 shares of Common Stock with an expiration date of March 2, 2030, of which 4,629 options have vested.

(18)
Ms. Meredith holds 11,256 shares of restricted stock awards that have vested or will vest within sixty (60) days and 15,667 shares of restricted stock awards that have not vested, do not carry any voting or dividend rights until vested, but are considered issued and outstanding.

(19)	The directors and executive officers in the aggregate hold vested options to buy 311,726 shares of Common Stock. No additional options are scheduled to vest within sixty (60) days of March 25, 2022.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Deadline for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2023, a shareholder proposal, including a recommendation of a director nominee, must be received by the General Counsel and Corporate Secretary of the Company, One Towne Square, Suite 1900, Southfield, Michigan 48076 no later than December 9, 2022, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for such meeting any shareholder proposal that does not meet the requirements of the SEC then in effect. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the rules and regulations promulgated by the SEC under the Exchange Act.
Deadline for Shareholder Proposals and Director Nominations to be Brought Before the 2023 Annual Meeting
In order to be considered at any meeting, a shareholder proposal, including for the nomination of directors, must (i) comply with the requirements in the Company’s Articles of Incorporation and Bylaws as to form and content and (ii) must be received by the Company not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed or transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. All shareholder proposals must comply with all requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.
OTHER MATTERS
The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting, other than the matters set forth herein. If any other business should properly come before the meeting, all properly executed proxies received will be voted regarding the matter as directed by the Board.
The proxy solicitation is being made by the Company and the cost of soliciting proxies will be borne by the Company. If requested, the Company will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to beneficial owners of the Company’s common stock. In addition to solicitation by mail, officers and other employees of the Company and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.
The Company may elect to send a single copy of its 2021 Annual Report and this proxy statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Company that he or she desires to receive individual copies. This “householding” practice reduces the Company’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or to request a separate copy of the 2021 Annual Report or this proxy statement, as follows:
•	Shareholders owning common stock through a bank, broker or other holder of record should contact such record holder directly; and
•
Shareholders of record should contact the Company at (248) 355-2400 or at Shareholder Relations, Sterling Bancorp, Inc., One Towne Square, Suite 1900, Southfield, MI 48076. The Company will promptly deliver such materials upon request.

Your cooperation in giving this matter your immediate attention and in voting your shares by proxy promptly will be appreciated.
THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC AND THE COMPANY’S PROXY STATEMENT ARE ALSO AVAILABLE AT INVESTORS.STERLINGBANK.COM AND WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. TO REQUEST A COPY, WRITE TO SHAREHOLDER RELATIONS DEPARTMENT, STERLING BANCORP, INC., ONE TOWNE SQUARE, SUITE 1900, SOUTHFIELD, MICHIGAN 48076.

It is important that your proxy be submitted promptly in order to ensure your representation at the Annual Meeting. You may vote your shares electronically via the Internet, by using the telephone, or if you prefer the paper copy, you may submit your proxy by completing, signing and dating the proxy card as promptly as possible and returning it in the accompanying envelope (to which no postage need be affixed if mailed in the United States). Please refer to the section entitled “Voting via the Internet, Telephone or by Mail” on page 1 for a description of voting methods. If your shares are held by a bank, brokerage firm or other nominee that holds shares on your behalf and you have not given that nominee instructions on how to vote your shares, your nominee may be prohibited from voting uninstructed shares on a discretionary basis for Proposal Nos. 1, 2 and 4 at the Annual Meeting. We strongly encourage you to vote or, if applicable, provide your nominee with instructions on how to vote your shares.
LOCATION OF STERLING BANCORP 2022
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 19, 2022, at 1:00 p.m., Eastern Time
www.virtualshareholdermeeting.com/SBT2022

ANNEX A
THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
STERLING BANCORP, INC.
Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Third Amended and Restated Articles of Incorporation:
1.	The present name of the corporation is Sterling Bancorp, Inc.
2.	The identification number assigned by the bureau is 236008.
3.	The date of filing of the original Articles of Incorporation was September 22, 1989.
The following Third Amended and Restated Articles of Incorporation supersede the Second Amended and Restated Articles of Incorporation and shall be the Articles of Incorporation of Sterling Bancorp, Inc.:
ARTICLE I.
NAME
The name of the corporation is Sterling Bancorp, Inc. (the “Corporation”).
ARTICLE II.
PURPOSE
The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”), and specifically, but not in limitation of the foregoing, to be a bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.
ARTICLE III.
REGISTERED OFFICE AND RESIDENT AGENT
The street and mailing address of the registered office is One Towne Square, Suite 1900, Southfield, MI 48076. The name of the resident agent at the registered office is Colleen Kimmel.
ARTICLE IV.
AUTHORIZED STOCK AND RELATIVE RIGHTS
A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 500,000,000 shares of common stock, no par value per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock (the “Preferred Stock”).
B. The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.
C. The shares of the Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of the Preferred Stock adopted by the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Third Amended and Restated Articles of Incorporation. For the avoidance of doubt, any previously designated series of Preferred Stock authorized by the Corporation prior to the filing of these Third Amended and Restated Articles of Incorporation are void, cancelled, and shall be of no further force or effect.
ARTICLE V.
COMPROMISE, ARRANGEMENT OR PLAN OF REORGANIZATION
When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.
ARTICLE VI.
SHAREHOLDER ACTION BY WRITTEN CONSENT
A. Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.
B. In order that the Corporation’s shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least 20 days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than 10 persons. For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.
C. Consents to corporate action shall be valid for a maximum of 60 days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act. Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.
D. Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.
ARTICLE VII.
BOARD OF DIRECTORS
A. AUTHORITY AND SIZE OF BOARD. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as set forth in the Bylaws of the Corporation.
B. CLASSIFICATION OF BOARD AND FILLING OF VACANCIES.
(a) Subject to applicable law, prior to the date of shareholder approval of these Third Amended and Restated Articles of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, and at each annual meeting of shareholders prior thereto, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.

(b) Upon shareholder approval of these Third Amended and Restated Articles of Incorporation, at each annual meeting of shareholders commencing with the 2022 annual meeting, directors shall be elected to hold office for a one year term expiring at the succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal; provided, however, that any director appointed as Class I, Class II or Class III pursuant to clause (a) of this paragraph B who so elects in writing submitted to the Chairman of the Board of Directors within five business days after approval by the Board of Directors of these Third Amended and Restated Articles of Incorporation shall be permitted to serve out the remainder of his or her term to which he or she was elected or appointed, and until such director’s successor has been duly elected and qualified or until his or her earlier resignation or removal.
(c) Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an 80% majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and qualified or his or her earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.
C. REMOVAL OF DIRECTORS. No director of the Corporation may be removed without cause. Any one or more directors of the Corporation may be removed for cause, but only by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class.
D. CERTAIN DEFINITIONS. For the purposes of this Article VII:
1. A “person” shall mean any individual, firm, corporation or other entity.
2. “Interested Shareholder” shall mean any person, other than the Corporation, any Subsidiary, or any Affiliate of a member of the Board of Directors of the Company as constituted on the date of the filing of these Third Amended and Restated Articles of Incorporation with the Corporations Division, Corporations, Securities and Commercial Licensing Bureau of the Michigan Department of Licensing and Regulatory Affairs (the “Corporation Division”), who or which:
(a) is the beneficial owner, directly or indirectly, of ten percent 10% or more of the voting power of the outstanding Voting Stock; or
(b) is an Affiliate of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or
(c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.
3. “Beneficial owner” shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
4. For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this paragraph D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this paragraph D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
5. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VII of these Third Amended and Restated Articles of Incorporation is filed with the Corporation Division.

6. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in item 2 of this paragraph D, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
7. “Continuing Director” means any member of the Board of Directors who is unaffiliated with an Interested Shareholder and was a member of the Board of Directors prior to the time that an Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with an Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.
E. POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VII.
F. NOMINATIONS.
(a) Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of such special meeting, if the shareholder’s notice required by this paragraph F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this paragraph F.
(b) Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation’s books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VII. The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.
ARTICLE VIII.
LIMITED LIABILITY OF DIRECTORS
The liability to the Corporation and its shareholders of each and every person who is at any time a director of the Corporation for acts or omissions in such person’s capacity as a director is and shall be limited and eliminated to the full extent authorized or permitted by the Act, as it now exists or may hereafter be amended. Any amendment, alteration or repeal of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation for or with respect to any act or omission of such director occurring prior to, or at the time of, such amendment, alteration or repeal.
ARTICLE IX.
INDEMNIFICATION
A. INDEMNIFICATION OF DIRECTORS AND OFFICERS, ETC. Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself, any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article IX. The provisions of this Article IX shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring before or after the filing of these Third Amended and Restated Articles of Incorporation with the Corporation Division, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article IX. The right of indemnity provided pursuant to this Article IX shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article IX shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.
ARTICLE X.
AMENDMENT
Notwithstanding anything contained in these Third Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article VI, Article VII, Article VIII, Article IX or Article X of these Third Amended and Restated Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors, in which case the affirmative vote of a majority of the outstanding shares entitled to vote pursuant to the Act shall be required to amend or repeal such provisions. The term “Continuing Directors” is defined in Article VII.
These Third Amended and Restated Articles of Incorporation were duly adopted on the [  ] day of [   ], 2022, in accordance with the provisions of Section 611(3) of the Act by the shareholders of the Corporation. The necessary number of shares required by statute was voted in favor of these Third Amended and Restated Articles of Incorporation.

The undersigned, being an authorized representative of the Corporation has signed these Third Amended and Restated Articles of Incorporation on the [  ] day of [   ], 2022.
STERLING BANCORP, INC.

By:
Name:	Colleen Kimmel
Title:	Executive Vice President, General Counsel, Corporate Secretary

ANNEX B
SECOND AMENDED AND RESTATED BYLAWS
OF
STERLING BANCORP, INC.
(a Michigan corporation)
ARTICLE I
OFFICES
1.1 REGISTERED OFFICE. The registered office of Sterling Bancorp, Inc., a Michigan corporation (the “Corporation”) shall be located at the address specified in the Corporation’s Articles of Incorporation, as amended from time to time (“Articles of Incorporation”) or at such other place as may be determined by the Board of Directors.
1.2 OTHER OFFICES. The business of the Corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.
ARTICLE II
CAPITAL SHARES
2.1 SHARE CERTIFICATES. Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and may also be signed by another officer of the Corporation, and shall be sealed with the seal of the Corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.
2.2 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the Corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the Corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the officers, the transfer agent or the registrar of transfers of the Corporation in their sole discretion, deem advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked “duplicate” upon its face.
2.3 ISSUANCE OF SHARES WITHOUT CERTIFICATES. The Corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the Corporation, and (v) any other information required by law.
2.4 TRANSFER OF SHARES; SHAREHOLDER RECORDS.
(a) Capital shares of the Corporation shall be transferable only upon the books of the Corporation. Old certificates shall be surrendered to the Corporation by delivery to the person in charge of the transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued.
(b) The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The Corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

2.5 RULES GOVERNING SHARE CERTIFICATES. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.
2.6 DIVIDENDS. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the Corporation’s outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law. In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act, as amended (the “Act”).
2.7 TRANSFER AGENT AND REGISTRAR The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.
ARTICLE III
SHAREHOLDERS
3.1 PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.
3.2 ANNUAL MEETING. An annual meeting of the shareholders shall be held on such date and time as is designated by the Board of Directors. One of the purposes of this annual meeting shall be the election of directors.
3.3 BUSINESS AT ANNUAL MEETINGS.
(a) At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.
(b) For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VII of the Corporation’s Articles of Incorporation must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.
(c) A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3.3.
(d) The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.3, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

(e) Notwithstanding the foregoing provisions of this Section 3.3, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Securities and Exchange Act of 1934, as amended.
3.4 SPECIAL MEETINGS. Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
3.5 RECORD DATE AND NOTICE OF MEETINGS.
(a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.
(b) If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.
(c) Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented. For the purposes of these Bylaws, “electronic transmission” means any form of communication that does not directly involve the physical transmission of paper that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.
(d) Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.
(e) When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.
3.6 VOTING LISTS. The Corporation’s officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.
3.7 VOTING. Except as may be otherwise provided in the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such shareholder; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election. When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.
3.8 QUORUM.
(a) Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.
(b) Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law.
(c) If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.
(d) Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.
3.9 CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:
(a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.
(b) If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.
(c) The chairman may require any person who is not a bona fide shareholder of record on the record date or a validly appointed proxy of such a shareholder to leave the meeting.

(d) The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.
(e) When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.
(f) When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.
(g) When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.
(h) When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.
3.10 INSPECTOR OF ELECTIONS. The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the chairman of the meeting may appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If the right of any person to vote at the meeting is challenged, the inspectors of election shall determine the right. The inspectors shall receive and count the votes either upon an election, or for the decision of any question, and shall determine the result. The certificate of the inspectors regarding any vote shall be prima facia evidence thereof.
3.11 PARTICIPATION IN MEETING BY REMOTE COMMUNICATION. A shareholder may participate (including voting) in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders solely by means of remote communication if the requirements of this Section 3.11 and Section 4.13 are met.
ARTICLE IV
DIRECTORS
4.1 BOARD OF DIRECTORS.
(a) Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of all of the directors then in office, and, in any event, shall be no less than nine (9) directors.
(b) Prior to the date of shareholder approval of the Third Amended and Restated Articles of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, and at each annual meeting of shareholders prior thereto, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.
(c) Upon shareholder approval of the Third Amended and Restated Articles of Incorporation, at each annual meeting of shareholders commencing with the 2022 annual meeting, directors shall be elected to hold office for a one year term expiring at the succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal; provided, however, that any director appointed as Class I, Class II or Class III pursuant to clause (b) of this Section 4.1 who so elects in writing submitted to the Chairman of the Board within five business days after approval by the Board of Directors of the Third Amended and Restated Articles of Incorporation shall be permitted to serve out the remainder of his or her term to which he or she was elected or appointed, and until such director’s successor has been duly elected and qualified or until his or her earlier resignation or removal.
4.2 RESIGNATION AND REMOVAL. A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the notice. No director of the Corporation may be removed without cause. Any one or more directors of the Corporation may be removed for cause, but only by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) voting together as a single class.
4.3 VACANCIES AND INCREASE IN NUMBER. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an 80% majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and qualified or his or her earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.
4.4 PLACE OF MEETINGS AND RECORDS The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the Corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.
4.5 ANNUAL MEETINGS. The annual meeting of the Board of Directors may be held, without notice immediately after the annual shareholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.
4.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.
4.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer. Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer on the request of any two directors.
4.8 QUORUM AND VOTE. A majority of the directors then in office constitutes a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the directors present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.
4.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all directors, then in office, or members of such committee, as the case may be, consent thereto in writing or by electronic transmission. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

4.10 CORPORATE SEAL. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.
4.11 COMPENSATION OF DIRECTORS. Directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.
4.12 COMMITTEES.
(a) The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.
(b) The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.
(c) The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined by custom and practice and by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities, and powers provided in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Compensation Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.
(d) The Nominating and Corporate Governance Committee will perform the function of a nominating committee for the Corporation and each of its subsidiaries as that function is defined in the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors from time to time. The Nominating and Corporate Governance Committee shall have the authority, responsibilities, and powers provided in the Nominating and Corporate Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Nominating and Corporate Governance Committee shall have the qualifications set forth in the Nominating and Corporate Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.
(e) The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.
(f) Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission. A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.
(g) In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter or resolutions adopted by the Board of Directors to act at the meeting in place of such absent or disqualified member.
(h) The Risk Committee will perform the function of a risk committee for the Corporation and each of its subsidiaries as that function is defined in the Risk Committee Charter adopted by the Board of Directors from time to time. The Risk Committee shall have the authority, responsibilities, and powers provided in the Risk Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Risk Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.
4.13 MEETING BY REMOTE COMMUNICATION. The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 4.13 shall constitute presence in person at the meeting.
4.14 NOTICE. Except as otherwise provided by these Bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:
(a) by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or
(b) by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by electronic transmission, to the address that the director has designated, or in the absence of such designation, to the director’s last known office, home or electronic address.
4.15 PURPOSE NEED NOT BE STATED. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.
4.16 WAIVER OF NOTICE. A director’s attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. Notice of any meeting of the Board of Directors or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.
4.17 CHAIRMAN OF THE BOARD. The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its members a Chairman of the Board and may appoint one or more Vice Chairmen. The Chairman of the Board shall have such other duties, powers and authority as may be delegated by the Board of Directors. The Chairman of the Board is not an officer or executive officer of the Corporation unless he or she is also the President or otherwise designated an officer by the Board of Directors. The Chairman of the Board shall be the chairman at all meetings of the Board of Directors. The Chairman of the Board shall be the chairman at all meetings of the shareholders, or the Chairman of the Board or the Board of Directors may designate the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board. The Chairman of the Board and any Vice Chairman of the Board shall serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time and for any reason.
ARTICLE V
OFFICERS
5.1 OFFICERS. The Board of Directors shall appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, all of whom shall be officers of the Corporation. The Board of Directors may also appoint and expressly designate Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or such other individuals as it may deem proper to be officers of the Corporation with such titles as the Board of Directors may deem appropriate. Any officer appointed by the Board shall hold office for an indefinite term at the pleasure of the Board of Directors. All officers shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be delegated by the Board of Directors. Any officer may be removed by the Board of Directors at any time and for any reason. The Board of Directors shall have the power to fill any vacancies in any offices.
5.2 APPOINTMENT TO TITLED POSITIONS. The Board of Directors or the President may from time to time appoint individuals to titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the President. The title of “Vice President” with or without other words, may be conferred on a holder of a titled position. Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position may be made by the Board of Directors, the Chief Executive Officer, or the President. Any two or more titled positions may be filled by the same person.
5.3 AUTHORITY OF OFFICERS. The Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Secretary and Treasurer, and any Vice Presidents or other persons as the Board of Directors shall have appointed and expressly designated as officers, shall be the only officers of the Corporation. Only the officers of the Corporation shall have the discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors are not officers of the Corporation regardless of their titles.
5.4 AUTHORITY OF TITLED POSITIONS. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors, the Chief Executive Officer, or the President.
5.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, as designated by the Board, shall be the Chief Executive Officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the Chief Executive Officer of a corporation and shall see that all orders and resolutions of the Board are carried into effect. If no designation of Chief Executive Officer is made or if there is no Chairperson of the Board, the President shall be the Chief Executive Officer. The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.
5.6 PRESIDENT. If the office of Chairperson of the Board is not filled, the President shall perform the duties and execute the authority of the Chairperson of the Board. If the Chairperson of the Board is designated by the Board as the Corporation’s Chief Executive Officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairperson of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairperson of the Board, shall preside at all meetings of the shareholders and the Board. The President may delegate to the officers other than the Chairperson of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.
5.7 EXECUTIVE VICE PRESIDENT AND VICE PRESIDENTS. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation’s Chief Executive Officer, unless otherwise determined by the Board or the Chief Executive Officer. The Board may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the Chief Executive Officer, the authority of the Chief Executive Officer shall descend to the President or, if there is none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descent to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.
5.8 SECRETARY. The Secretary shall act under the direction of the Corporation’s Chief Executive Officer and President. The Secretary shall attend all meetings of the shareholders and the Board, record minutes of the proceedings (if requested) and maintain the minutes and all documents evidencing corporate action taken by consent of the shareholders and the Board in the Corporation’s minute books. The Secretary shall perform these duties for Board committees when requested. The Secretary shall see to it that all notices of meetings of the shareholders and the Board are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws.
5.9 TREASURER. The Treasurer shall act under the direction of the Corporation’s Chief Executive Officer and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation’s assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation’s Chief Executive Officer, the President or the Board, taking proper vouchers for such disbursements, and shall render to the Corporation’s Chief Executive Officer, the President and the Board (at its

regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.
5.10 SUBSIDIARY OFFICERS. The officers of any subsidiary of the Corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary of the Corporation, unless he or she is also a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.
ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS
6.1 CONTRACTS. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
6.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
6.3 CHECKS. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, or officers, or agent, or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
6.4 DEPOSITS. All funds of the Corporation, not otherwise employed, shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
ARTICLE VII
MISCELLANEOUS
7.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
7.2 VOTING OF SECURITIES. Securities of another corporation or entity standing in the name of the Corporation, which are entitled to vote may be voted, in person or by proxy, by the Chairman of the Board or the President of the Corporation or by such other or additional persons as may be designated by the Board of Directors.
7.3 INCONSISTENCIES WITH ARTICLES OF INCORPORATION. In the event of any inconsistency between any provision of these Bylaws and any provision of the Corporation’s Articles of Incorporation, the Articles of Incorporation shall control.
ARTICLE VIII
INDEMNIFICATION
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS, ETC. Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article VIII shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring before or after adoption of these bylaws, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article VIII. The right of indemnity provided pursuant to this Article VIII shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the bylaws inconsistent with this Article VIII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.
8.2 APPLICATION TO A RESULTING OR SURVIVING OR CONSTITUENT CORPORATION. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VIII. The indemnification and other obligations set forth in this Article VIII of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article VIII for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.
8.3 SEVERABILITY. Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted. Any repeal, amendment or other modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification. If the Act is amended after this Article VIII becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.
ARTICLE IX
FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Michigan located in Oakland County and the United States District Court for the Eastern District of Michigan shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act, or (iv) any action asserting a claim otherwise governed by the internal affairs doctrine.
ARTICLE X
AMENDMENTS
These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the Corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting; provided that notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article IV, Article VIII, Article IX, or Article X of these Bylaws or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors (as defined in the Articles of Incorporation), in which case the affirmative vote of a majority of the outstanding shares entitled to vote pursuant to the Act shall be required to amend or repeal such provisions.

Sterling
Bancorp, Inc.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78941-P69104 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERLING BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas M. O'Brien
02) Michael Donahue
03) Eboh Okorie
04) Benjamin Wineman
05) Peggy Daitch*
06) Tracey Dedrick*
07) Steven Gallotta*
08) Denny Kim*
09) Lyle Wolberg*

*If proposal 4 is not approved by the shareholders, directors with an asterisk (*) are not subject to re-election at the 2022 Annual Meeting and will continue to serve their existing terms.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

	For	Against	Abstain
2. Advisory, non-binding vote to approve compensation of named executive officers for 2021.	☐	☐	☐
3. Ratification of the appointment of Crowe LLP as Sterling Bancorp, Inc.'s independent registered public accounting firm.	☐	☐	☐
4. Approval of Amendment of Articles of Incorporation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy card. If signing as attorney, executor, administrator, trustee or other fiduciary, please give your full title. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D78942-P69104

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STERLING BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2022

The undersigned shareholder(s) hereby appoint(s) Andrew White and Colleen Kimmel, or either of them, with full power of substitution, as proxies for the undersigned, and hereby authorize(s) them to represent and to vote, as directed on the reverse side of this ballot, all of the shares of common stock of Sterling Bancorp, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 p.m., Eastern Time on Thursday, May 19, 2022, to be held online at www.virtualshareholdermeeting.com/SBT2022, and any adjournment or postponement thereof. The shareholder(s) revoke any proxy previously given to vote at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE